                                                                EXHIBIT 10.1.9.2

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

                                                                  EXECUTION COPY


                          CONFIDENTIAL AND PROPRIETARY

                                 LEASE AGREEMENT

                          Dated as of November 14, 2000

                                     BETWEEN


                      HAWKEYE FUNDING, LIMITED PARTNERSHIP

                                    as Lessor


                                       and


                            NEWINGTON ENERGY, L.L.C.

                                    as Lessee


                    THIS LEASE HAS BEEN ASSIGNED AS SECURITY
                 FOR INDEBTEDNESS OF THE LESSOR. SEE SECTION 20.


This Lease has been manually executed in 40 counterparts, numbered consecutively from 1 through 40, of which this is No. ___. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

                                  10.1.9.2.DOC

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

SECTION 1.    DEFINED TERMS......................................................1

SECTION 2.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE...............17

SECTION 3.    LEASE OF THE PROJECT..............................................29

SECTION 4.    OPERATING LEASE...................................................30

SECTION 5.    ABSOLUTE OBLIGATION...............................................31

SECTION 6.    LEASE TERM........................................................33

SECTION 7.    RENT AND OTHER PAYMENTS...........................................33

SECTION 8.    RESTRICTED USE; COMPLIANCE WITH LAWS..............................34

SECTION 9.    MAINTENANCE, IMPROVEMENT AND REPAIR OF THE PROJECT................37

SECTION 10.   INSURANCE.........................................................39

SECTION 11.   INDEMNITIES.......................................................46

SECTION 12.   LESSEE'S RIGHT TO TERMINATE.......................................51

SECTION 13.   LESSEE'S RIGHTS OF PURCHASE AND RENEWAL...........................55

SECTION 14.   LESSOR'S RIGHT TO TERMINATE.......................................56

SECTION 15.   LOSS OF OR DAMAGE TO THE PROJECT..................................58

SECTION 16.   CONDEMNATION AND DEDICATION OF THE PROJECT; EASEMENTS.............59

SECTION 17.   SURRENDER OF THE PROJECT..........................................59

SECTION 18.   EVENTS OF DEFAULT.................................................60

SECTION 19.   RIGHTS UPON DEFAULT...............................................62

SECTION 20.   SALE OR ASSIGNMENT BY LESSOR......................................65

SECTION 21.   INCOME TAXES......................................................66

SECTION 22.   NOTICES AND REQUESTS..............................................66

SECTION 23.   COVENANT OF QUIET ENJOYMENT.......................................68

SECTION 24.   RIGHT TO PERFORM FOR LESSEE.......................................68

SECTION 25.   MERGER, CONSOLIDATION OR SALE OF ASSETS...........................68

SECTION 26.   EXPENSES..........................................................68

SECTION 27.   PERMITTED CONTESTS................................................68

SECTION 28.   INTENTIONALLY OMITTED.............................................69

SECTION 29.   MISCELLANEOUS.....................................................69

SECTION 30.   NO RECOURSE.......................................................72

SECTION 31.   NO MERGER OF ESTATES..............................................73

                                       -i-
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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

SECTION 32.   INDUSTRIAL CORRIDOR ROAD..........................................73

Exhibit A - Legal Description of Premises and Easements
Exhibit B - List of Project Contracts
Exhibit C - List of Project Authorizations
Exhibit D - Semi-Annual Rent Component
Exhibit E - Pledge Agreement
Exhibit F - Easements
Exhibit G - CEI Note
Exhibit H - Section 12(c) Percentages

Schedule 2(f) - Public Filings of the Guarantor

                                      -ii-
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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

                                  CONFIDENTIAL

                                 LEASE AGREEMENT

     Lease Agreement, dated as of November 14, 2000 (as the same may be amended, restated, modified or supplemented from time to time, "THIS LEASE"), between HAWKEYE FUNDING, LIMITED PARTNERSHIP (the "LESSOR"), a Delaware limited partnership formed by Hawkeye Funding, Inc., its general partner, as lessor, and NEWINGTON ENERGY, L.L.C., a Delaware limited liability company, as lessee (the "LESSEE").

        SECTION 1.   DEFINED TERMS.

          Unless the context otherwise requires, each term defined in this
Section 1 shall, when used in this Lease, have the meaning indicated:

          "ACCRUED DEFAULT OBLIGATIONS" has the meaning set forth in Section 19 hereof.

          "ACQUISITION COST" means, on the Effective Date, the Acquisition
Cost (as defined in the Agreement for Lease) under the Agreement for Lease after making the Final Advance plus the Completion Amount.

          "ADDITIONAL RENT" has the meaning set forth in paragraph (d) of
Section 7 hereof.

          "ADJUSTED ACQUISITION COST" means, at the time of determination, the Acquisition Cost of the Project less (i) the aggregate amount of all Semi-Annual Rent Components theretofore included as portions of Basic Rent for any periods for which Basic Rent has been paid, and less (ii) any reduction in Adjusted Acquisition Cost provided for under subsection 2.3(b) of the Agreement for Lease (as adjusted pursuant to Section 3 of this Lease) or paragraph (b) of Section 16 of this Lease.

          "AFFILIATE" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "CONTROL," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "AGREEMENT FOR LEASE" means the Agreement for Lease, dated as of the date hereof, between the Lessor, as owner, and the Lessee, as agent, providing for the acquisition, construction and equipping of the Project, as the same may be amended, restated, modified or supplemented from time to time.

          "APPRAISAL PROCEDURE" means the following procedure whereby an independent appraiser shall be appointed by the Lessor and the Lessee, with the consent of Assignee, to determine (A) the amount of wear and tear in excess of that attributable to normal use of the Project to which the provisions of paragraph (b)(iii) or paragraph (c)(iii) or paragraph (d) of

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Section 12 apply or (B) the fair market value of the Project, if such determination is required under paragraph (d) of Section 13 of this Lease. If no such appraiser is appointed by the mutual agreement of the Lessor and the Lessee within thirty (30) days of the written request of either the Lessor or the Lessee that an appraiser be appointed, the Lessor and the Lessee shall each appoint an independent appraiser within thirty (30) days thereafter, and the two appraisers so appointed shall appoint a third independent appraiser. Each appraiser appointed pursuant to the foregoing procedure shall, within thirty
(30) days after appointment of the last appraiser, independently determine the amount of wear and tear in excess of that attributable to normal use or the fair market value of the Project, as the case may be. If the Lessor or the Lessee shall fail to appoint an independent appraiser within the above-mentioned thirty
(30) day period, the appraiser appointed by the other party shall determine such amount or value. If a single appraiser is appointed, such appraiser's determination shall be final. If three appraisers are appointed, the amounts or values determined by the three appraisers shall be averaged, the amount or value which differs the most from such average shall be excluded, the remaining two amounts or values shall be averaged and such average shall be final. The expenses of all appraisers shall be paid by the Lessee. Each appraiser appointed pursuant to an "Appraisal Procedure" shall have experience in appraising generation facilities similar to the Project.

          "ASSETS" means the Lessee's interest in any and all assets or property of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by the Lessee.

          "ASSIGNEE" means the Collateral Trustee and any successor to the Collateral Trustee. For purposes of the definition of "Material Adverse Effect", paragraphs (i)(d), (i)(j), (i)(p), (i)(cc) and (ii)(i) of Section 2, paragraphs
(a) and (b) of Section 5, paragraph (h) of Section 8, paragraph (b) of Section 9, clauses (iii) and (iv) of paragraph (b) of Section 10, the last sentence of clause (ii) of paragraph (d) of Section 10, clause (iv) (other than the last reference to Assignee therein) of paragraph (d) of Section 10, paragraph (h) of
Section 10, Section 11, Section 12, paragraph (a) of Section 14, the last sentence of paragraph (b) of Section 20, Section 26, and clause (iii) of paragraph (a) and paragraph (b) of Section 27, the term "Assignee" shall include each of the purchasers and holders from time to time of the Lessor's Senior Secured Notes issued under the Note Purchase Agreement and each lender or other Person providing credit support to Owner under a Financing Arrangement entered into after the date hereof, and for purposes of paragraph (d) of Section 8, the term "Assignee" shall include each of the Qualifying Noteholders (as defined in the Note Purchase Agreement).

          "ASSIGNMENT" means each assignment agreement referred to in Section 20 hereof, between the Lessor and a third party, pursuant to which the Lessor assigns certain of its rights under this Lease to such third party, as the same may be amended, restated, modified or supplemented from time to time.

          "ASSUMED INDEBTEDNESS AMOUNT" has the meaning set forth in paragraph
(d) of Section 12 hereof.

          "BASIC RENT" means:

          (a) At each Basic Rent Payment Date during the Initial Term and any Extended Term, and in respect of the semi-annual period ending on June 30 or December 30 in

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

which such Basic Rent Payment Date occurs, the sum of the Semi-Annual Rent Component plus an amount (the "VARIABLE COMPONENT OF BASIC RENT") equal to the sum of (X) plus (Y) plus (Z), where (X), (Y) and (Z) have the following meanings:

     (X)  (i)    the Equity Capital before payment of Basic Rent for such
                 semi-annual period, multiplied by

          (ii) a fraction having a numerator equal to 180 and a denominator of 360, multiplied by

          (iii) the decimal equivalent of a percentage equal to the LIBOR Rate plus 2%.

     (Y)  (i)    the Debt Capital before payment of Basic Rent for such
                 semi-annual period, multiplied by

          (ii) a fraction having a numerator equal to 180 and a denominator of 360, multiplied by

          (iii) the decimal equivalent of a percentage equal to the Semi-Annual Cost of Project Debt.

     (Z)  (i)    the Adjusted Acquisition Cost before payment of Basic Rent for such semi-annual period, multiplied by

          (ii) a fraction having a numerator equal to the number of days in such semiannual period and a denominator of 365, or in a leap year, 366, multiplied by

          (iii)  0.00147.

          (b) For any partial semi-annual period during the Initial Term and any Extended Term, an amount equal to the sum of (X) plus (Y) plus (Z), where
(X), (Y) and (Z) have the following meanings:

     (X)  (i)    the Equity Capital, multiplied by

          (ii) a fraction having a numerator equal to the number of days the Project is under lease during such partial semi-annual period (provided that, each full calendar month during such partial semi-annual period shall be deemed to be a 30-day month) and a denominator of 360, multiplied by

          (iii) the applicable decimal referred to in paragraph (a)(X)(iii) above; PROVIDED that, if the Effective Date falls on or after the Lease Rate Date during such partial semi-annual period such decimal shall be the decimal determined as of the next succeeding Lease Rate Date.

     (Y)  (i)    the Debt Capital multiplied by

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (ii) a fraction having a numerator equal to the number of days the Project is under lease during such partial semi-annual period (provided that, each full calendar month during such partial semi-annual period shall be deemed to be a 30-day month) and a denominator of 360, multiplied by

          (iii) the decimal equivalent of a percentage equal to the Semi-Annual Cost of Project Debt; PROVIDED that, if the Effective Date falls on or after the Lease Rate Date during such partial semi-annual period, the Semi-Annual Cost of Project Debt shall be determined as of the next succeeding Lease Rate Date.

     (Z)  (i)    the Adjusted Acquisition Cost, multiplied by

          (ii) a fraction having a numerator equal to the number of days the Project is under lease during such partial semi-annual period and a denominator of 365, or in a leap year, 366, multiplied by

          (iii)  0.00147.

          (c) For each semi-annual period during the Renewal Term of the Project, if any, an amount equal to the fair market rental value thereof, determined as provided in paragraph (d) of Section 13 hereof.

          "BASIC RENT PAYMENT DATE" means June 20th and December 20th during the Initial Term, the Extended Term or Renewal Term, or, if such day is not a Business Day, the next succeeding Business Day.

          "BUDGET" has the meaning set forth in the Agreement for Lease.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law to close.

          "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate amount of all expenditures of the Lessee (other than expenditures made with the proceeds of casualty insurance) for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

          "CASH PROCEEDS" has the meaning set forth in paragraph (a) of Section 12 hereof.

          "CEI NOTE" means the Promissory Note, dated November 16, 2000, from the Guarantor, as borrower, in favor of the Lessor, as lender, evidencing the advances made by the Lessor to the Guarantor thereunder, and any promissory note or notes of the Guarantor issued in substitution thereof, a copy of which is attached as Exhibit G hereto.

          "CERCLA" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

          "CERCLIS" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL INDENTURE" means the Indenture of Trust, Security Agreement and Collateral Assignment of Contracts, dated as of the date hereof, entered into by the Lessor and the Collateral Trustee, pursuant to which the Lessor has granted a security interest in certain collateral to the Collateral Trustee, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

          "COLLATERAL TRUSTEE" means The Bank of New York, in its capacity as collateral trustee under the Collateral Indenture, and its successors.

          "COMPLETION AMOUNT" has the meaning set forth in paragraph (b) of
Section 3 hereof.

          "COMPUTATION PERIOD" has the meaning set forth in the definition of Semi-Annual Cost of Project Debt in this Section 1.

          "CONTAMINANT" means any pollutant or substance that is or may be harmful to human health, natural resources or the environment and any hazardous substance, radioactive substance, hazardous material, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, industrial waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs or any hazardous or toxic constituent thereof defined as such or, regulated under Environmental Requirements as harmful to human health, natural resources or the environment.

          "DEBT CAPITAL" means, at the time of determination, an amount equal to Adjusted Acquisition Cost minus Equity Capital.

          "DEBT YIELD-MAINTENANCE PREMIUM" means an amount equal to the amount of Make-Whole Premium (as defined in the Note Purchase Agreement) payable by the Lessor at any time pursuant to the terms of the Note Purchase Agreement.

          "EASEMENTS" means the easements listed on Exhibit F attached hereto, which easements have been or will be assigned and/or transferred to the Lessor, as such easements may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

          "EFFECTIVE DATE" means the date provided in paragraph (a) of Section 3 of this Lease.

          "ENVIRONMENTAL APPROVALS" means all Governmental Actions, Permits, consents, licenses, and other approvals or authorizations required under applicable Environmental Requirements.

          "ENVIRONMENTAL DAMAGES" means any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, interest, fees, liabilities (including, without limitation, strict liability), taxes (other than taxes imposed by Section 59A of the Code or other taxes of general application which are not taxes in respect of an environmental condition), obligations, encumbrances, liens, costs and expenses (including, without limitation,

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, direct or indirect, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees (collectively "DAMAGES"), any of which are asserted, imposed or incurred at any time pursuant to Environmental Requirements, including, without limitation:

          (i) Damages arising from the existence of Contaminants at any location or compliance or noncompliance with, or violation of, Environmental Requirements;

          (ii) Damages for personal injury or threatened personal injury (including sickness, disease or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

          (iii) Reasonable fees incurred for the services of attorneys, consultants, contractors, doctors, experts, laboratories and all other reasonable costs incurred in connection with any damages as described in subparagraphs (i) and (ii) of this definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigation, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration or monitoring work required by any federal, state, local or foreign governmental agency or political subdivision, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in enforcing this Lease or the Agreement for Lease or collecting any sums due hereunder or thereunder;

          (iv)   Damages associated with Environmental Matters; and

          (v) Liability to any third person or Governmental Authority to indemnify such person or Governmental Authority for costs expended in connection with the items referenced in subparagraphs (i), (ii), (iii) and (iv) of this definition.

          "ENVIRONMENTAL EVENT" has the meaning set forth in paragraph (ii)(m) of Section 2 hereof.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (a) liability under any Environmental Requirement, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL MATTERS" means any matter, fact or situation relating to or arising from (a) any violation or alleged violation of, or failure to meet, an Environmental Requirement relating to the Project, (b) any Release or threatened Release of any Contaminant on, under, emanating to or from the Project or the presence of any Contaminant which has come to be located on, from or under the Project from another location, (c) the generation, treatment, transport or disposal of any Contaminant at, to or from the Project, (d) any injury to human

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

health or safety or the environment by reason of the matters described in clauses (a), (b) and (c) above, or (e) any revocation, expiration, termination or failure to obtain or maintain any Environmental Approval applicable to or required for the Project.

          "ENVIRONMENTAL REPORTS" means collectively, (i) the Environmental Site Assessment Report dated May 21, 1998 with respect to the Avery Lane Site located in Newington, New Hampshire and an environmental update thereto dated November 6, 2000 and (ii) the Environmental Site Assessment Report dated March 1, 2000 with respect to the River Road Site located in Newington, New Hampshire, each prepared by TRC Environmental Corporation and delivered to the Lessor and Assignee pursuant to Section 4 of the Agreement for Lease.

          "ENVIRONMENTAL REQUIREMENTS" means all applicable federal, state, local and foreign laws (including duties under the common law), statutes, codes, ordinances, rules, regulations, directives, binding policies, permits, authorizations or orders relating to or addressing the environment, natural resources or human health, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization or order relating to (a) the use, handling, disposal, Release or threatened Release of any Contaminant or (b) worker health.

          "EPC CONTRACT" means the Engineer, Procure and Construct Contract, dated as of May 24, 2000, between the Lessor and the General Contractor, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

          "EPC GUARANTY" means each guaranty (or payment or performance bond issued in lieu thereof) jointly and severally executed and delivered by Fluor Corporation and Duke Energy Capital pursuant to Section 9.4 of the EPC Contract, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

          "EQUITY CAPITAL" means, at the time of determination, the aggregate amount of cash contributions to the Lessor's capitalization made by the Lessor's general partner and limited partners constituting a part of Adjusted Acquisition Cost, plus any undistributed Return on Equity Capital (as defined in the Agreement for Lease), less the aggregate amount of any returns of capital made to such partners at such time.

          "ERISA" has the meaning set forth in paragraph (i)(m) of Section 2 hereof.

          "EVENT OF DEFAULT" has the meaning set forth in Section 18 hereof.

          "EVENT OF LOSS" means any of the following events: (a) loss of all or a substantial portion of the Project or the use thereof due to destruction, damage beyond economical repair or rendition of the Project permanently unfit for the use contemplated by the Project Contracts on a commercially feasible basis for any reason whatsoever; and (b) any event which results in an insurance settlement with respect to the Project on the basis of a total loss or constructive total loss. A loss of a "substantial portion" of the Project or the Premises shall be deemed to occur if after such event, the remainder is not sufficient to permit operation of the Project on a commercially feasible basis.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          "EWG" means an Exempt Wholesale Generator, as defined in Section 32(a)(1) of the 1935 Act.

          "EXTENDED TERM" has the meaning set forth in paragraph (b) of Section 6 hereof.

          "FERC" means the Federal Energy Regulatory Commission, or any successor agency thereto.

          "FINAL SURVEY" has the meaning set forth in the Agreement for Lease.

          "FINANCIAL STATEMENTS" means the financial statements accompanying the Guarantor's Annual Report on Form 10-K or the Guarantor's Quarterly Reports on Form 10-Q filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "FINANCING ARRANGEMENT" means each credit agreement, note purchase agreement, subordinated loan agreement, security agreement, indenture, mortgage, deed of trust and each other agreement or arrangement between the Lessor and a lender or lenders to the Lessor or other Person or Persons providing credit support to the Lessor or to debt issued by or on behalf of the Lessor related to the financing or refinancing of the Project, as any of the same may be amended, restated, modified or supplemented from time to time.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a consistent basis.

          "GE GUARANTY" means the guaranty, dated as of November 15, 2000, from General Electric Company to the Lessee, guaranteeing the obligations of General Electric International, Inc. under the O&M Agreement, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

          "GENERAL CONTRACTOR" means Duke/Fluor Daniel, a North Carolina partnership.

          "GOVERNMENTAL ACTION" has the meaning set forth in paragraph (i)(d) of
Section 2 hereof.

          "GOVERNMENTAL AUTHORITY" means any agency, department, court or other administrative, legislative or regulatory authority of any federal, state, local or foreign governmental body.

          "GUARANTOR" means Consolidated Edison, Inc., a New York corporation, and its successors.

          "GUARANTOR'S CONSENT" means the Consent and Agreement, dated as of November 14, 2000, by and among the Guarantor, the Lessor and the Collateral Trustee, as the same may be amended, restated, modified or supplemented from time to time.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          "GUARANTY" means the Guaranty, dated as of the date hereof, from the Guarantor in favor of the Lessor and its successors and assigns, as the same may be amended, restated, modified or supplemented from time to time.

          "INDEBTEDNESS" means, for any Person, without duplication, (i) all obligations of such Person for borrowed money or under any lease which, in either case, is recognized as debt on the balance sheet of such Person in accordance with GAAP, (ii) all obligations of such Person to pay the deferred purchase price of property or services, including any such obligations created under or arising out of any conditional sale or other title retention agreement (other than property and services obtained in the ordinary course of business or operations), (iii) all non-contingent obligations of such Person under reimbursement or similar agreements with respect to the issuance of letters of credit and (iv) all obligations of any other Person of the type specified in clause (i), (ii) or (iii) above, (A) the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business), (B) in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, or (C) secured by any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person; PROVIDED, HOWEVER, that Indebtedness shall not include Non-Recourse Debt (including, without limitation, Securitized Debt).

          "INDEMNIFIED PERSON" has the meaning set forth in Section 11 hereof.

          "INDEPENDENT ENGINEER" means any nationally recognized engineering firm appointed as independent engineer by the Lessor and Assignee.

          "INDUSTRIAL CORRIDOR ROAD" has the meaning given to such term in the Agreement for Lease.

          "INITIAL TERM" has the meaning set forth in paragraph (a) Section 6 hereof.

          "INSURANCE REQUIREMENTS" means all insurance required to be obtained with respect to the Project pursuant to Section 10 hereof and all terms of any insurance policy covering or applicable to the Project, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to the Project.

          "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software or copyrights (or any licenses, permits or agreements with respect to any of the foregoing) necessary to construct, operate, lease or use the Project or any part thereof.

          "JDA" has the meaning given to such term in the Agreement for Lease.

          "INTERCONNECTIONS" means the interconnections at or available to the Project for transmission of electricity and the supply of water, natural gas, and other necessary utilities and services.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          "LEASE RATE DATE" has the meaning set forth in paragraph (b) of
Section 7 hereof.

          "LEASE TERM" means the Initial Term plus the Extended Term.

          "LEGAL REQUIREMENTS" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions, applicable to the Project or the construction, ownership, operation or use thereof, including, without limitation, all requirements of labor laws and Environmental Requirements, compliance with which is required at any time from the date hereof through the Lease Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Project or the operation, occupancy or use thereof.

          "LESSEE" has the meaning set forth in the first paragraph of this Lease.

          "LESSEE'S CONSENT" means the Consent and Agreement, dated as of November 14, 2000, by and among the Lessee, the Lessor and the Collateral Trustee, as the same may be amended, restated, modified or supplemented from time to time.

          "LESSOR" means Hawkeye Funding, Limited Partnership or any successor or successors to all of its rights and obligations as the Lessor hereunder and, for purposes of Section 11 hereof, shall include any partnership (general or limited), corporation, limited liability company, trust, individual or other entity which computes its liability for income or other taxes on a consolidated basis with Hawkeye Funding, Limited Partnership or the income of which for purposes of such taxes is, or may be, determined or affected directly or indirectly by the income of the Lessor or its successor or successors.

          "LESSOR LIEN" means any Lien or disposition of title (a) arising as a result of any act or omission of the Lessor, or (b) which is otherwise claimed by or through the Lessor and which is not related to the Project leased hereunder or the business of the Lessee, and which, in either case, is not permitted or contemplated by this Lease, the Agreement for Lease, any Financing Arrangement, the Project Contracts or the transactions contemplated thereby.

          "LETTER OF CREDIT" means any letter of credit issued in favor of the Lessor pursuant to Section 7.1(A) of the EPC Contract.

          "LIBOR RATE" means the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by The Bank of New York to the Lessor at or before 10:00 a.m. (New York, New York time) (or as soon thereafter as practicable), for the offering to The Bank of New York by prime banks in the London Eurodollar interbank market, at the time of determination and in accordance with the then usual practice in such market, of deposits in dollars for delivery on such date and having a maturity equal to six months. Each determination by the Lessor of the LIBOR Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

          "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "MARITIMES AGREEMENTS" means, collectively, (i) the Precedent Agreement for Firm Transportation of Natural Gas to be entered into by and between Maritimes & Northeast Pipeline, L.L.C. and the Lessee and (ii) the other agreement or agreements to be entered into by and between Maritimes & Northeast Pipeline, L.L.C. and the Lessee pursuant to the Precedent Agreement with respect to the transportation of gas to the Project, as each of the same may be amended, restated, modified, or supplemented from time to time.

          "MATERIAL ADVERSE EFFECT" where such definition is used means (a) the total common shareholders equity of the Guarantor and its subsidiaries as determined on a consolidated basis and as reflected in accordance with GAAP on the Guarantor's then most recent Financial Statements shall fall below $4,610,510,000, (b) the fair market sales value of the Project shall decrease by an amount equal to or greater than 7.5% of the Adjusted Acquisition Cost of the Project, or (c) the Lessor or any Assignee shall become, by virtue of the transactions or activities contemplated by this Lease and the Agreement for Lease, subject to financial, rate or other similar regulation as, a public utility, or an electric utility or a public utility holding company under a Legal Requirement (including any Legal Requirement (i) under the 1935 Act, (ii) imposed by any state or local public utility commission or other similar regulatory body, authority or group having jurisdiction over the Lessor or the Lessee or any such transactions or activities or (iii) under the Federal Power Act, as amended).

          "MATERIAL SUBSIDIARY" means any Subsidiary with shareholders' equity for financial reporting purposes in excess of $500,000,000.

          "MEMORANDUM" means the Confidential Private Placement Memorandum dated September 2000 prepared with respect to the offering of the Notes sold pursuant to the Note Purchase Agreement, together with the appendices thereto, any documents incorporated therein by reference, as supplemented by a Supplementary Update on or about September 21, 2000.

          "MERRILL" means Merrill Lynch Money Markets Inc., a Delaware corporation.

          "MERRILL LEASING" means ML Leasing Equipment Corp., a Delaware corporation.

          "MERRILL LYNCH" means Merrill Lynch & Co., Inc., a Delaware corporation.

          "MODIFIED CALL PREMIUM" means an amount equal to the amount of Modified Call Premium (as defined in the Note Purchase Agreement) payable by the Lessor at any time pursuant to the terms of the Note Purchase Agreement.

          "MOODY'S" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

          "1935 ACT" means the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations issued, published or promulgated from time to time thereunder.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          "NON-RECOURSE DEBT" means, for any Person, obligations of such Person of the type specified in clauses (i)-(iv) of the definition of "Indebtedness" (not exceeding the cost of the acquisition, construction or creation of the relevant asset, project or property) incurred or existing in connection with the financing or refinancing of any asset, project or property, the repayment of which obligations is to be made from the revenues arising out of, or other proceeds of realization from, the acquired or created asset, project or property, with recourse to those revenues and proceeds and assets forming the subject matter of such asset, project or property (including, without limitation, insurance contracts and shares or other rights of ownership in the entity(ies) which own the relevant assets, projects or properties) and other assets and properties ancillary thereto but without recourse to any other asset or property or otherwise to such Person; PROVIDED that recourse liability shall not be deemed to exist by reason of normal and customary sponsor support arrangements.

          "NOTE PURCHASE AGREEMENT" means, collectively, the several Note Purchase Agreements, each dated as of the date hereof, between the Lessor and the purchasers of the Lessor's Senior Secured Notes due 2022 (collectively, the "NOTES") in respect of an aggregate principal amount of $340,971,000, as the same may be amended, restated, modified or supplemented from time to time.

          "NOTES" has the meaning set forth in the definition of "Note Purchase Agreement" in this Section 1.

          "NPL" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

          "O&M AGREEMENT" means the Operation and Maintenance Agreement, dated as of December 20, 1999, between the Lessee and the Operator, relating to the operation and maintenance of the Project, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

          "OPERATING ACCOUNT" has the meaning set forth in the Collateral Indenture.

          "OPERATOR" means General Electric International Inc., a Delaware corporation, or such other entity designated as successor operator of the Project by the Lessee in accordance with the terms hereof.

          "PCBs" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

          "PERMITTED CONTEST" has the meaning set forth in paragraph (a) of
Section 27 hereof.

          "PERMITTED INDEBTEDNESS" means the following indebtedness or other obligations of the Lessee: (i) letters of credit and other financial obligations arising under the Project Contracts, (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety
(90) days of the date the respective goods are delivered or the respective services are rendered and (iii) purchase money obligations incurred to finance certain items of discrete equipment not comprising an integral part of the Project that can be installed and removed from the Project without diminishing the value, utility or remaining economic useful

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

life which the Project would have had at such time had such equipment not been installed and removed, which obligations extend only to the equipment being financed in an aggregate amount of secured principal and capitalized lease obligations not exceeding $5,000,000 at any one time outstanding.

          "PERMITTED LIENS" means the following Liens and other matters affecting the Project: (a) Liens securing the payment of taxes, assessments and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Lessee in good faith as a Permitted Contest (PROVIDED that the Lessee is in compliance with any security requirements under paragraph (b) of Section 27 hereof relating thereto); (b) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of the Project, minor encroachments or minor irregularities of title, none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (c) reservations of mineral interests, none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (d) the Liens created pursuant to any Financing Arrangement; (e) leases, easements and licenses in effect with respect to the Project which are permitted by this Lease or which are delivered to and accepted by the Lessor and Assignee prior to the Effective Date provided they are appurtenant to or benefit the use and operation of the Project; (f) other exceptions to the title of the Project as set forth in the title insurance policy delivered to the Lessor and Assignee under Section 4 of the Agreement for Lease (for the period prior to Substantial Completion) and in a notice of continuation or endorsement to the title insurance policy delivered to the Lessor and Assignee under Section 6 of the Agreement for Lease (for the period on and after Substantial Completion) other than Liens securing the payment of taxes, assessments and other governmental charges or levies; (g) deposits or pledges to secure statutory obligations or appeals and release of attachments, stay of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business, in each case for which the Lessee has set aside adequate reserves (to the extent required by GAAP), none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (h) liens in connection with workers' compensation, unemployment insurance or other social security or pension obligations for which the Lessee has set aside adequate reserves (to the extent required by GAAP), none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (i) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same is the subject of a Permitted Contest (excluding any attachment prior to judgment, any judgment lien or any attachment in aid of execution on a judgment), for which the Lessee has set aside adequate reserves (to the extent required by GAAP), none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (j) materialmen's, mechanics', worker's, repairmen's, employees', or similar Liens incurred in good faith and in the ordinary course of business which are the subject of a Permitted Contest; (k) liens securing purchase money obligations of the type described in clause (iii) of the definition of "Permitted Indebtedness"; and (l) such other or additional matters as may be approved in writing by the Lessor and each Assignee.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          "PERSON" means any individual, corporation, partnership, limited liability company, private limited company, joint venture, association, joint-stock company, trust, unincorporated organization of government or any agency or political subdivision thereof.

          "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date hereof, by and between the Lessee, as pledgor, and the Lessor, as pledgee, as the same may be amended, restated, modified or supplemented from time to time, a copy of which is attached as Exhibit E hereto.

          "POTENTIAL DEFAULT" means any event which, but for the lapse of time or giving of notice, or both, would constitute an Event of Default.

          "PREMISES" means collectively (a) the real property acquired by the Lessor pursuant to the Deeds (as defined in the Agreement for Lease), and (b) the Easements, each as more particularly described in Exhibit A hereto.

          "PROJECT" means the Premises and the improvements and equipment (including all related appliances, appurtenances, accessions, controls, interconnection facilities, transmission lines, wiring, furnishings, materials and parts, and other related facilities and equipment, along with any replacements thereof) constructed thereon pursuant to the EPC Contract (or any other construction contracts entered into by the Lessor or the Lessee) and the Agreement for Lease, which constitute an approximately 525 megawatt nominal combined-cycle dual fuel-fired power generation facility known as the Newington Power Project, consisting of two GE Frame 7FA gas turbine generators, two heat recovery steam generators, one steam turbine generator and related equipment.

          "PROJECT CONTRACTS" means the EPC Contract, the EPC Guaranty, the GE Guaranty, the O&M Agreement, any Replacement O&M Agreement and replacement guaranty (from and after the date such Replacement O&M Agreement and replacement guaranty become effective), any replacement EPC Contract (from and after the date such replacement EPC Contract becomes effective), the Letter of Credit (if any), the Maritimes Agreements (from and after the date each such Maritimes Agreement becomes effective), and any other agreement or agreements entered into by the Lessee and necessary for the construction of the Project (from and after the date each such agreement becomes effective). A list of the Project Contracts as in existence on the date hereof is attached as Exhibit B hereto.

          "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended from time to time, and the rules and regulations issued, published or promulgated from time to time thereunder.

          "RELEASE" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater, or any structure.

          "RELEASE PARCEL" has the meaning set forth in paragraph (a) of Section 32 hereof.

          "REMEDIAL ACTION" means actions required or otherwise undertaken by a Governmental Authority, or which are appropriate as a matter of prudent business practice and commercial reasonableness, to (i) clean up, remove, treat or in any other way address

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; (iii) investigate and determine if a remedial response is needed; or (iv) design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

          "REMOVABLE IMPROVEMENTS" has the meaning set forth in paragraph (b) of
Section 8 hereof.

          "RENEWAL NOTICE" has the meaning set forth in paragraph (c) of Section 13 hereof.

          "RENEWAL TERM" has the meaning set forth in paragraph (c) of Section 13 hereof.

          "REPLACEMENT O&M AGREEMENT" means any agreement relating to the operation and maintenance of the Project, entered into by the Lessee and a third party in accordance with the provisions of paragraph (ii)(n) of Section 2 hereof upon the termination of the O&M Agreement or the expiration of the O&M Agreement in accordance with its terms.

          "RESPONSIBLE OFFICER" shall mean the President, Vice President or Secretary of the Lessee and any other officers or similar officials of the Lessee responsible for administering the obligations of the Lessee hereunder as designated in writing by the Lessee to the Lessor.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIZED DEBT" means, for any Person, obligations of such Person of the type specified in clauses (i)-(iv) of the definition of "Indebtedness" secured by a Lien on one or more assets or rights to receive revenues, in each case in respect of Stranded Costs (or related items) of such Person where the holders of such obligations do not have recourse to any other assets, properties or rights of such Person to receive revenue, in each case in respect of Stranded Costs (or related items) of such Person.

          "SEMI-ANNUAL COST OF PROJECT DEBT" means the weighted average percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Financing Arrangements, but net of any investment earnings of the Lessor applied to the payment of costs) of borrowings outstanding under any Financing Arrangements (whether or not interest is accruing at a default rate) at any time during the period from and including the first day of the first month in the semi-annual period for which Basic Rent is being computed to and including the last day of the last month of the semi-annual period for which Basic Rent is being computed (the "COMPUTATION PERIOD") to finance or refinance the acquisition and ownership of the Project.

          "SEMI-ANNUAL RENT COMPONENT" means, with respect to each semi-annual period during the Lease Term, the amount set forth on Exhibit D hereto, as such Exhibit D may be amended from time to time pursuant to the terms of this Lease.

          "STRANDED COSTS" means (i) charges in respect of prior utility investments or commitments in fossil-fueled and nuclear generating plants or operations, (ii) commitments for

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

decommissioning fossil-fueled and nuclear generating plants or operations, (iii) charges with respect to contracts with non-utility generators for electric power and energy, (iv) charges in respect of prior utility investments or commitments in steam systems or operations and (v) charges with respect to contracts with non-utility steam suppliers.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding capital stock or other ownership interest (irrespective of whether or not at the time capital stock or other equity interest of any other class or classes of such corporation, partnership, joint venture, or other entity shall or might have voting power upon the happening of any contingency) is at the time owned directly or indirectly by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Guarantor.

          "SUBSTANTIAL COMPLETION" has the meaning set forth in the Agreement for Lease.

          "TAKING" has the meaning set forth in paragraph (a) of Section 16 hereof.

          "TERMINATION COVENANTS" means the following covenants made by the Lessee to the Lessor as a condition to the sale of the Project pursuant to
Section 12 hereof: on the date of such sale (a) no Event of Loss, Taking, Termination Event, Event of Default or Potential Default shall have occurred and be continuing; (b) the Project shall not be undergoing any repairs, additions or alterations that could reasonably be expected to diminish the fair market value, utility or remaining economic useful life which the Project would have had at such time had such repair, addition or alteration not been undergoing (assuming the Project is in the condition required hereby); (c) the Project shall be in compliance with all Legal Requirements; (d) the Lessee shall, at its expense, deliver to the Lessor an environmental audit satisfactory in scope and content to the Lessor and Assignee (in each case in their reasonable discretion), to the effect that (i) no Environmental Matters exist with respect to the Project or the Premises as a result of the construction, operation and maintenance of the Project and (ii) the Project may be operated in accordance with the Project Contracts and in compliance with Environmental Requirements; and (e) the Lessee shall deliver to the Lessor and Assignee a report of the Independent Engineer reasonably satisfactory to the Lessor and Assignee, to the effect that the Project (i) has been maintained in accordance with the terms and conditions of
Section 9 of this Lease and (ii) is capable of being operated and maintained in accordance with (1) the design specifications required by the EPC Contract, (2) all Legal Requirements and (3) prudent industry practices.

          "TERMINATION EVENT" has the meaning set forth in paragraph (a) of
Section 14 hereof.

          "TERMINATION NOTICE" has the meaning set forth in paragraph (a) of
Section 12 hereof.

          "UNRECOVERED LIABILITIES AND JUDGMENTS" means all liabilities of an Indemnified Person, including, without limitation, taxes, losses, obligations, claims, damages (including, without limitation, Environmental Damages), penalties, premiums, make-whole payments, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys', experts', consultants' and accountants' fees and expenses) or judgments of any nature against an

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Indemnified Person relating to or in any way arising during the term of the Agreement for Lease and relating to or in any way arising out of (i) the Lessor's acquisition, ownership and financing of the Project, (ii) the Lessor's acquisition of a fee interest in the Premises, (iii) the Lessee's construction of the Project, (iv) the operation or use of the Premises or the Project by the Lessee or any agent or subcontractor of the Lessee or (v) the Project Contracts, in each case to the extent that such Indemnified Person has not received full indemnification for such liabilities or judgments by the Lessee; PROVIDED, HOWEVER, that this definition of Unrecovered Liabilities and Judgments shall not include any taxes for which the Lessee is not obligated to indemnify such Indemnified Person under the provisions of paragraph (b) of Section 11 hereof.

          "VARIABLE COMPONENT OF BASIC RENT" has the meaning set forth in the definition of Basic Rent in Section 1 hereof.

          SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

          (i)    The Lessee represents and warrants to the Lessor:

          (a) CORPORATE MATTERS. The Lessee (i) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease, the Agreement for Lease, the Project Contracts, the Pledge Agreement and the Lessee's Consent, and (iii) is duly qualified to do business as a foreign limited liability company in good standing in the State of New Hampshire and in each other jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification.

          (b) BINDING AGREEMENT. This Lease has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of this Lease by the Lessor, this Lease is a legal, valid and binding obligation of the Lessee, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Lessee of this Lease, the Project Contracts, the Pledge Agreement and the Lessee's Consent will not result in any violation of any provision of the certificate of formation or the operating agreement of the Lessee, do not require member approval or the approval or consent of any trustee or holders of indebtedness of the Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Lessee under, any indenture, mortgage or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or any of its activities or properties.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (d) GOVERNMENTAL CONSENTS. There are no consents, licenses, orders, authorizations, approvals, Environmental Approvals, Permits (as defined in the Agreement for Lease), waivers, extensions or variances of, or notices to or registrations or filings with any governmental or public body or authority (each a "GOVERNMENTAL ACTION"), (i) which are or will be required in connection with the valid execution, delivery and performance of this Lease or the Project Contracts, (ii) which are or will be required in connection with any participation by the Lessor or Assignee in the transactions contemplated by the Project Contracts or this Lease, (iii) which are or will be required in connection with the acquisition or ownership by the Lessor of the Project and all equipment for use with respect thereto, (iv) which are or will be required for the lease of the Project or the operation of the Project in accordance with and as contemplated by the Project Contracts and this Lease or (v) which are or will be required to be obtained by the Lessor, the Lessee, Merrill, Merrill Leasing, Assignee or any Affiliate of the foregoing, during the term of this Lease, the Agreement for Lease or the Project Contracts, with respect to the Project or the Project Contracts, except such Governmental Actions (A) each of which either (1) has been duly obtained, given or accomplished, is in full force and effect, is final and is not under appeal, with a true copy thereof delivered to the Lessor or (2) is to be obtained but is not now required (but which will be able to be obtained in the ordinary course of business on or before the time required), (B) as may be required by applicable law not now in effect, (C) which may be required as a result of the business, properties or activities of the Lessor, Merrill Lynch, Merrill Leasing, Assignee or any Affiliate of the foregoing and which are not solely dependent on the nature of the Project or the business of the Lessee, or (D) the failure to obtain which, individually or in the aggregate, (x) will not subject either the Lessor or any Assignee to any danger of civil liability for which the Lessor or such Assignee is not adequately indemnified or subject the Lessor or any Assignee to any danger of criminal liability, provided that, in the case of any such danger of criminal liability, any grace period in which to cure such failure shall not be applicable and (y) could not reasonably be expected to have a material adverse effect on (a) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project (provided, that a material adverse effect with respect to the regulatory status of the Project shall only be deemed to occur if, as a result of the failure to obtain such Governmental Actions, the Lessee is unable to comply with the provisions of paragraphs (i)(cc) and (ii)(i) of Section 2 hereof or a Termination Event shall occur), (b) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (c) the business, assets, properties, financial condition, operations or prospects of the Guarantor, or (d) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Guaranty or the Project Contracts.

          (e) FINANCIAL STATEMENTS. The Lessee has furnished to the Lessor copies of the Guarantor's Reports on Form 10-K for the year ended December 31, 1999 and the Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000. The financial statements contained in such documents fairly present the financial position, results of operations and consolidated statements of cash flows of the Guarantor as of the dates and for the periods indicated therein and have been prepared in accordance with GAAP.

          (f) CHANGES. Except as disclosed in the Memorandum or in public filings made by the Guarantor with the SEC after the date of the Memorandum and prior to the date hereof, copies of which are attached as Schedule 2(f) hereto, since December 31, 1999, there has

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

been no change in the business, assets, properties, revenues, financial condition, operations or prospects of the Project or the Guarantor which has caused, directly or indirectly, the total common shareholders equity of the Guarantor and its subsidiaries as determined on a consolidated basis and as reflected in accordance with GAAP on the Guarantor's most recent Financial Statements to fall below $4,610,510,000.

          (g) LITIGATION. There is no action, suit, claim, counterclaim, proceeding or investigation, at law or in equity, by or before any court, governmental body, agency, commission or other tribunal now pending or, to the Lessee's knowledge, threatened against or affecting the Project, the Lessee, the Guarantor or any subsidiaries of the Guarantor, or any property or rights of the Lessee or the Guarantor or questioning the enforceability of this Lease or the Project Contracts, which, if adversely determined, will result, directly or indirectly, in a Material Adverse Effect.

          (h) INTELLECTUAL PROPERTY. All Intellectual Property Rights required for the construction and operation of the Project in accordance with and as contemplated by the Project Contracts or this Lease, have been or will in the ordinary course of business be timely obtained and, once obtained, will remain in full force and effect. The Lessee owns or has the right to use all technology, licenses, patents and other proprietary rights that are material and are required to perform the Lessee's obligations under the Project Contracts without any conflict with the rights of others.

          (i) PROJECT CONTRACTS. Each Project Contract to which the Lessee is a party has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of the Project Contracts by the other parties thereto, is a legal, valid and binding obligation of the Lessee, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Lessee has not received notice from, nor is there any basis for the receipt of a notice from, any party to a Project Contract that (i) such party is terminating any Project Contract,
(ii) a default has occurred under any Project Contract or any Person has alleged that a default has occurred under any Project Contract or (iii) there are any claims for damages existing as a result of the Lessee's performance of or its failure to perform any of its obligations under any Project Contract. No default has occurred and is continuing under any Project Contract on the date hereof.

          (j) COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS. The construction, operation, use, and physical condition of the Project (i) are in full compliance with all Insurance Requirements and all premiums due with respect to such Insurance Requirements have been paid, and (ii) are in full compliance with all Legal Requirements, except any Legal Requirements, the noncompliance with which, individually or in the aggregate, (A) will not subject either the Lessor or any Assignee to any danger of civil liability for which the Lessor or such Assignee is not adequately indemnified or subject the Lessor or any Assignee to any danger of criminal liability, provided that, in the case of any such danger of criminal liability, any grace period in which to cure such non-compliance shall not be applicable and (B) could not reasonably be expected to have a material adverse effect on (a) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project (provided, that a

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

material adverse effect with respect to the regulatory status of the Project shall only be deemed to occur if, as a result of the failure to comply with such Legal Requirements, the Lessee is unable to comply with the provisions of paragraphs (i)(cc) and (ii)(i) of Section 2 hereof or a Termination Event shall occur), (b) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (c) the business, assets, properties, financial condition, operations or prospects of the Guarantor, or (d) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Guaranty or the Project Contracts.

          (k) LIENS. The Project is not subject to any Lien, except for Permitted Liens, and none of such Permitted Liens could reasonably be expected to materially interfere with the use or possession of the Project or the use or exercise by the Lessor of its rights under this Lease or any other document contemplated hereby or entered into in connection herewith.

          (l) AGREEMENT FOR LEASE. The Project has been built in accordance with the terms of the Agreement for Lease. The representations and warranties of the Lessee, as agent, in the Agreement for Lease (other than the representation and warranty contained in subsection 8.10 thereof), are true and correct in all material respects (except to the extent such representations and warranties expressly relate specifically to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

          (m) ERISA. The Lessee has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA").

          (n) STATUS OF LESSEE. A majority of the membership interests of the Lessee is owned (directly or indirectly) beneficially and of record by the Guarantor.

          (o)    ENVIRONMENTAL MATTERS.

        (i) Except as expressly identified in the Environmental Reports, the Lessee and the Project comply and have at all times complied with all material Environmental Requirements applicable to the Project. The Lessee and the Project shall at all times comply with all material Environmental Requirements applicable to the Project, including, without limitation, the use, maintenance and operation of the Project, and all activities and conduct of business related thereto, including, without limitation, the treatment, remediation, removal, transport, storage or disposal of any Contaminant, and no material capital expenditures not included in the Budget are anticipated to maintain or achieve compliance with Environmental Requirements;

        (ii) The Lessee has obtained or has taken appropriate and timely steps, as required by Environmental Requirements, to obtain, and shall obtain and maintain all Environmental Approvals necessary for the construction and operation of the Project, all such Environmental Approvals already obtained are in good standing, and the Lessee and the Project are currently in material compliance and shall remain in material compliance

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     with all terms and conditions of such Environmental Approvals. No material change in the facts or circumstances reported or assumed in the applications for or the granting of such Environmental Approvals exists. There are no proceedings pending, or threatened, which would jeopardize the validity of or ability of the Lessee to obtain and comply with any such Environmental Approvals in a timely manner;

        (iii) The Lessee has not received any notice that any of the third parties with which the Lessee has arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any Contaminant generated or present at the Project, or which otherwise participate or have participated in activities or conduct related to the Project, were not properly permitted at the relevant time to perform the foregoing activities or conduct;

        (iv) The Lessee has not received any notice that it or the Project is subject to any investigation, and is not subject to any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing in connection with the Project (A) any violation of any Environmental Requirements, (B) any Remedial Action, or (C) any Environmental Damages, claims or liabilities and costs arising from the Release or threatened Release of any Contaminant;

        (v) No Environmental Lien has attached to any portion of the Project, and the Lessee shall not cause or suffer any action or occurrence that will allow an Environmental Lien to attach to any portion of the Project;

        (vi) The Lessee has not received, and is not otherwise aware of, any notice, claim or other communication concerning (A) any alleged violation of any Environmental Requirements at the Project, whether or not corrected to the satisfaction of the appropriate authority, (B) any alleged liability of the Lessee for Environmental Damages arising out of or related to the Project, or (C) any alleged liability of the Lessee arising out of or related to the Project for the Release or threatened Release of a Contaminant at any location, and there exists no writ, injunction, decree, order or judgment outstanding, nor, to the best knowledge of the Lessee, after due inquiry, any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the condition, ownership, use, maintenance or operation of the Project, or the suspected presence of Contaminants thereon or therefrom, nor does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed;

        (vii) To the best knowledge of the Lessee, there has been no Release of any Contaminants which would constitute a violation of any Environmental Requirement with respect to the Project and the Lessee shall not cause or suffer any such Release during the term of this Lease;

        (viii) The Project is not listed or proposed for listing on the National Priorities List ("NPL") pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or listed on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS")

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     or any similar state list of sites, and the Lessee is not aware of any conditions at the Project which, if known to a Governmental Authority, would qualify the Project for inclusion on any such list;

        (ix) Neither the Lessee nor, to the best knowledge of the Lessee, after due inquiry, any contractor engaged by the Lessee in connection with the Project has transported or arranged for the transport of any Contaminant from the Project to any facility or site for the purpose of treatment or disposal which (A) is included on the NPL, or, to the best knowledge of the Lessee (B) is or was, at the time of disposal, subject to a Remedial Action requirement (other than routine, anticipated regulatory requirements, including, but not limited to, closure and post-closure related corrective action obligations affecting closed solid waste management units at such facility) issued under the federal Resource Conservation and Recovery Act or any state, local or foreign solid or hazardous waste regulatory law, or (C) at the time of the disposal was subject to a governmental enforcement action with respect to alleged violations of any Environmental Requirements and the Lessee shall use its best efforts not to suffer or permit any such arrangement for treatment or disposal during the term of this Lease;

        (x) Neither the Lessee nor, to the best knowledge of the Lessee, after due inquiry, any contractor engaged by the Lessee in connection with the Project has engaged in or permitted, nor shall the Lessee engage in or permit, any operations or activities upon, or any use or occupancy of the Project or any portion thereof, for the purpose of or in any way involving the illegal or improper release, discharge, refining or dumping of any Contaminant or the illegal or improper handling, storage, use or disposal of any Contaminant, nor has the Lessee or any other Person caused any Contaminant to be deposited, released, stored, disposed, leached or otherwise come to be located on, under, in or about the Premises, nor to the knowledge of the Lessee has any Contaminant migrated from the Premises onto or underneath other properties;

        (xi) To the best knowledge of the Lessee, after due inquiry, there is not constructed, placed, deposited, stored, disposed nor located on the Project any asbestos in any form which has become or threatens to become friable. The Lessee shall not cause or suffer the use of any asbestos-containing material in connection with its management and operation of the Project during the term of this Lease (other than any asbestos-containing equipment used by subcontractors of the Lessee during the construction of the Project in compliance with all Environmental Requirements and to the extent the Lessor has adequate insurance or indemnification with respect thereto under the EPC Contract);

        (xii) To the best knowledge of the Lessee, after due inquiry, there is not constructed, placed, deposited, released, stored, disposed, leached nor located on the Project any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs. The Lessee shall not cause or suffer the use of any article containing PCBs at or on the Project during the term of this Lease (other than any equipment containing PCBs used by subcontractors of the Lessee during the construction of the Project in compliance with all Environmental Requirements and to the extent the Lessor has adequate insurance or indemnification with respect thereto under the EPC Contract);

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

        (xiii) The Lessee has no liability, and has neither received nor is otherwise aware of any notice, claim or other communication alleging liability on the part of the Lessee, for the violation of any Environmental Requirements, for Environmental Damages, or for the Release or threatened Release of any Contaminant in connection with the Project; and

        (xiv) None of the matters identified in the Environmental Reports, individually or in the aggregate, could reasonably be expected to result, directly or indirectly, in a Material Adverse Effect.

          (p) PROJECT AUTHORIZATIONS. The Lessee has obtained, or shall in the ordinary course of business obtain prior to the time required, all certificates, permits, licenses, authorizations and approvals, including Environmental Approvals, required (i) in the management and operation of the Project in accordance with and as contemplated by the Project Contracts or this Lease, (ii) for any change or modification of the use of the Project, (iii) for construction of any improvements thereto and (iv) for acquisition of equipment related to the Project for use with respect thereto, except where the failure to obtain any permits, licenses, authorizations or approvals, individually or in the aggregate, (A) will not subject either the Lessor or any Assignee to any danger of civil liability for which the Lessor or such Assignee is not adequately indemnified or subject the Lessor or any Assignee to any danger of criminal liability, provided that, in the case of any such danger of criminal liability, any grace period in which to cure such failure shall not be applicable and (B) could not reasonably be expected to have a material adverse effect on (a) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project (provided, that a material adverse effect with respect to the regulatory status of the Project shall only be deemed to occur if, as a result of the failure to obtain such permits, licenses, authorizations or approvals, the Lessee is unable to comply with the provisions of paragraphs (i)(cc) and (ii)(i) of Section 2 hereof or Za Termination Event shall occur), (b) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (c) the business, assets, properties, financial condition, operations or prospects of the Guarantor, or (d) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Guaranty or the Project Contracts. A list of all such certificates, permits, licenses, authorizations and approvals required by all applicable law in effect on the date hereof is attached as Exhibit C hereto.

          (q) COMPLIANCE WITH PROJECT CONTRACTS. The physical condition of the Project as it is presently constructed complies with all material requirements of each Project Contract and will enable the Lessee to perform all obligations under the Project Contracts and this Lease in accordance with their respective terms.

          (r) PLEDGE AGREEMENT. The Pledge Agreement has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of the Pledge Agreement by the Lessor, is a legal, valid and binding obligation of the Lessee, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Pledge Agreement creates a valid first priority security interest in the Collateral (as defined in the Pledge Agreement) now in existence, securing the payment of the Secured Obligations (as defined in the Pledge Agreement), all action necessary to perfect the security interest in the Collateral has been taken, and such security interest has priority over any other Lien on the Collateral, except for Permitted Liens.

          (s) OPERATION OF THE PROJECT. The Project will, on and after the achievement of Substantial Completion (as such term is defined in the Agreement for Lease), be able (i) to be operated in compliance with all material Governmental Actions, the technical parameters and other continuing requirements of the Project Contracts and this Lease for a period of at least 25 years thereafter, and (ii) to be mechanically operated in compliance with all existing material Governmental Actions for a period of at least 30 years thereafter.

          (t) UTILITY AVAILABILITY. All utilities, services, facilities and Interconnections required for the operation of the Project (including, but not limited to, potable water supply, gas, electric and telephone facilities) are available for use at the boundaries of the Premises or within a reasonable distance from the Premises, and arrangements on commercially reasonable terms have been made for the provision of such services to the Project.

          (u) GUARANTY. The Guaranty has been duly authorized, executed and delivered by the Guarantor and the Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (v) DISCLOSURE. None of the financial statements referred to in paragraph (i)(e) of Section 2 hereof, or the information described in the Memorandum (insofar as such information relates to the Lessee, the Guarantor, any Affiliate of the Guarantor or the Project), contained as of its date any untrue statement of a material fact or omitted to state a material fact necessary in order to make the representations contained herein or the statements contained therein not misleading in light of the circumstances under which they were made.

          (w) NO DEFAULT. Neither the Lessee nor the Guarantor is in violation of or in default under or with respect to any Legal Requirement in any respect which will result, directly or indirectly, in a Material Adverse Effect.


          (x) TAXES. the Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and has paid all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges subject to a Permitted Contest).

          (y) BUDGETS. All budgets (including the Budget) furnished or to be furnished to the Lessor and Assignee by or on behalf of the Lessee and the summaries of significant assumptions related thereto, if any (i) have been and will be prepared with due care in accordance with prudent business practices,
(ii) fairly present, and will fairly present the

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Lessee's expectations as to the matters covered thereby as of their date, (iii) are based on, and will be based on, assumptions that are reasonable as to all factual and legal matters material to the estimates therein (including interest rates and construction and financing costs) and (iv) are in all material respects consistent with, and will be in all material respects consistent with, the provisions of this Lease, the Agreement for Lease and the Project Contracts. The Budget includes all costs and expenses that could reasonably be expected to be incurred in connection with the construction of the Project.

          (z) NATURE OF LESSEE'S BUSINESS. The Lessee (A) has not engaged in any business other than as contemplated by paragraph (ii)(j) of Section 2 herein, (B) is not a party to any contract, operating lease, agreement or commitment other than as contemplated by paragraph (ii)(j) of Section 2 herein and (C) has not created, assumed or incurred any Indebtedness other than Permitted Indebtedness.

          (aa) CEI NOTE. The CEI Note has been duly authorized, executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (bb) PUBLIC UTILITY HOLDING COMPANY ACT. The Lessee is not subject to regulation under the 1935 Act as a "public-utility company" or a "holding company", within the meaning of the 1935 Act (except that the Lessee may become an Affiliate of a holding company registered under the 1935 Act so long as the rights of the Lessee under the Project Contracts and the rights of the Lessor or Assignee under this Lease or any other document contemplated hereby are not adversely affected).

          (cc) REGULATION. Neither the Lessor nor any Assignee nor any of their respective Affiliates is or will be, solely by reason of (i) its entering into this Lease or any other document contemplated hereby, (ii) the acquisition, ownership, leasing or financing of the Project (or any part thereof) or (iii) the operation of the Project (or any part thereof) in accordance with and as contemplated by the Project Contracts and this Lease, during the term of this Lease or the Agreement for Lease, be subject to financial, rate or other similar regulation as, a public utility, or an electric utility or a public utility holding company under a Legal Requirement (including any Legal Requirement (A) under the 1935 Act, (B) imposed by any state or local public utility commission or other similar regulatory body, authority or group having jurisdiction over the Lessor or the Lessee or any such transactions or activities, or (C) under the Federal Power Act, as amended).

          (ii)   The Lessee covenants to the Lessor:

          (a) LIMITATION ON INDEBTEDNESS. The Lessee will not incur, assume, suffer to exist, directly or indirectly guaranty or at any time be liable with respect to any Indebtedness except Indebtedness of the Lessee evidenced by this Lease, the Agreement for Lease and any Permitted Indebtedness.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (b) DISTRIBUTIONS IN DEFAULT. So long as an Event of Default pursuant to paragraph (a) of Section 18 of this Lease has occurred and is continuing, the Lessee will not make any distributions or return of capital of any kind to any of its equity investors or any payment of management fees.

          (c) MAINTENANCE OF EXISTENCE. The Lessee will remain a validly existing limited liability company in good standing under the laws of the State of Delaware until the expiration or other termination of this Lease and the indefeasible payment of all amounts owing hereunder.

          (d) LIENS. The Lessee will not create, incur, assume or permit to exist any Lien upon any of its Assets, other than Permitted Liens.

          (e) SUBSIDIARIES. The Lessee will not acquire or create an equity interest in any Person.

          (f) PENSION PLANS. The Lessee will not establish or become party to any employee benefit plan that is covered by Title IV of ERISA.

          (g) DELIVERY OF INFORMATION. The Lessee shall deliver to the Lessor and Assignee from time to time, (i) (A) promptly, and in any event not more than 120 days after the end of each fiscal year of the Lessee, copies of the Lessee's annual financial statements and promptly, and in any event not more than 60 days after the end of each fiscal quarter of the Lessee, copies of the Lessee's quarterly unaudited financial statements, both prepared in accordance with GAAP, and (B) promptly, and in any event not more than 120 days after each fiscal year of the Guarantor, copies of the Guarantor's Annual Report on Form 10-K and promptly, and in any event not more than 60 days after the end of each fiscal quarter of the Guarantor, copies of the Guarantor's Quarterly Reports on Form 10-Q and promptly, and in any event within 30 days after filing, any current reports on Form 8-K or other material reports the Guarantor files with the SEC pursuant to the Securities Exchange Act of 1934, PROVIDED that filing with the SEC of the Guarantor's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of clause (i)(B) of this paragraph (g), (ii) promptly, and in any event within five Business Days upon request, such other information with respect to the Lessee's or the Guarantor's operations, business, properties, assets, financial condition or litigation as the Lessor or Assignee shall reasonably request, (iii) promptly, and in any event within five Business Days after a Responsible Officer obtains knowledge of any Event of Default, Potential Default, Event of Loss, Taking, Termination Event or any default or alleged default by the other party thereto under any Project Contract, or of any claims for damages existing as a result of the Lessee's performance of, or its failure to perform any of its obligations under any Project Contract, a certificate of a Responsible Officer specifying the nature and period of existence of such Event of Default, Potential Default, Event of Loss, Taking, Termination Event or default under any Project Contract, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto,
(iv) promptly, and in any event within five Business Days after a Responsible Officer obtains knowledge of any change in the financial condition or business of the Lessee which will result, directly or indirectly, in a Material Adverse Effect, or of any liabilities or obligations arising as a result of tortious action or Environmental Damages or in respect of

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

governmental fines or obligations (other than taxes) or liabilities or obligations arising as a result of Environmental Matters, or of any change in the financial condition or business of the Guarantor which will result, directly or indirectly, in a Material Adverse Effect, or of any litigation of the type described in paragraph (i)(g) of this Section 2, a certificate of a Responsible Officer describing such change, liabilities, obligations or litigation, as the case may be, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, (v) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in clause (i) of this paragraph (g), a certificate of a Responsible Officer stating, to the best knowledge of such Responsible Officer after reasonable inquiry, whether there exists on the date of such certificate any Event of Default, Potential Default, Event of Loss, Taking, Termination Event, default under any Project Contract, and if any Event of Default, Potential Default, Event of Loss, Taking, Termination Event, or default under any Project Contract exists, specifying the nature and period of existence thereof and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto and (vi) promptly, and in any event within five Business Days after a Responsible Officer obtains knowledge of any legal, governmental or regulatory proceeding that will result, directly or indirectly, in a Material Adverse Effect, a certificate of a Responsible Officer, describing each such proceeding and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto.

          (h) PUBLIC UTILITY HOLDING COMPANY ACT. The Lessee is not and shall not become a "public-utility company" or a "holding company" within the meaning of the 1935 Act, is not and shall not become an Affiliate of a holding company registered under the 1935 Act (except that the Lessee may become an Affiliate of a holding company registered under the 1935 Act so long as the rights of the Lessee under the Project Contracts and the rights of the Lessor or Assignee under this Lease or any other document contemplated hereby are not adversely affected), and is not and shall not become regulated as a public-utility company or a holding company under any other Federal, state or local Legal Requirement (except that the Lessee may become regulated as a public utility company so long as the rights of the Lessee under the Project Contracts and the rights of the Lessor and any Assignee under this Lease and any other documents contemplated hereby are not adversely affected).

          (i) REGULATION. Neither the Lessor nor any Assignee nor any of their respective Affiliates shall, solely by reason of (i) its entering into this Lease or any other document contemplated hereby, (ii) the acquisition, ownership, leasing or financing of the Project (or any part thereof) or (iii) the operation of the Project (or any part thereof) in accordance with and as contemplated by the Project Contracts and this Lease, during the term of this Lease or the Agreement for Lease, be subject to financial, rate or other similar regulation as, a public utility, or an electric utility or a public utility holding company under a Legal Requirement (including any Legal Requirement (A) under the 1935 Act, (B) imposed by any state or local public utility commission or other similar regulatory body, authority or group having jurisdiction over the Lessor or the Lessee or any such transactions or activities, or (C) under the Federal Power Act, as amended).

          (j) LESSEE'S BUSINESS. The Lessee shall not construct or operate any generation facility that is not subject to the terms of this Lease or the Agreement for Lease. The Lessee will not enter into any business other than (i) as contemplated by the terms of the Project Contracts, (ii) the constructing, operating, maintaining, repairing and equipping of the Project as

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

agent of the Lessor pursuant to the Agreement for Lease, (iii) the leasing and financing of the Project pursuant to this Lease and the documents incidental hereto, and (iv) matters incidental to the performance of its obligations under clauses (i), (ii) and (iii) of this sentence. The Lessee shall not enter into any contract other than those contracts (1) contemplated by this Lease or (2) in connection with matters contemplated by the foregoing clauses (i), (ii), (iii) and (iv); PROVIDED that (a) the Lessee shall collaterally assign to the Lessor, at no cost to the Lessor, all of the Lessee's right, title and interest in such contracts pursuant to the Pledge Agreement, and (b) if (x) such contract will adversely affect the Lessee's ability to perform its obligations under this Lease or the Project Contracts, or (y) unless such contract is related to the operation, maintenance or repair of the Project, such contract involves Indebtedness or other obligations (contingent or otherwise) that after the Project achieves Substantial Completion would exceed in the aggregate $1,000,000 in any four year period, the Lessee shall be required to obtain the consent of the Lessor and Assignee to such contract prior to its execution.

          (k)    PROJECT INFORMATION. The Lessee shall furnish to the Lessor and
Assignee:

          (i) all material written communications relating to any pending or threatened investigations, claims or proceedings with respect to any Governmental Action or proposing to amend, modify or affect any Governmental Action then required to be in effect with respect to the Project;

          (ii) written notice of the occurrence of any event giving rise (or that could reasonably be expected to give rise) to a claim under any insurance policy maintained pursuant to the terms of this Lease in an amount greater than $1,000,000 together with copies of any document relating thereto (including copies of any such claim) in the possession or control of the Lessee;

          (iii) promptly upon its execution, a copy of any Replacement O&M Agreement; and

          (iv) promptly upon its execution a copy of any replacement Project Contract.

          (l) CAPITAL EXPENDITURES. The Lessee will not make any Capital Expenditures other than Capital Expenditures with respect to the Project that will not result, directly or indirectly, in a Material Adverse Effect.

          (m)    NOTICE OF ENVIRONMENTAL EVENTS:

          (i) The Lessee shall promptly, but in any case within five (5) Business Days of receiving actual or constructive notice thereof, notify the Lessor and Assignee if, after the date of this Lease, (A) any Environmental Matter has occurred involving the Project or any part thereof (including, but not limited to, the presence, emission or unpermitted Release of Contaminants or the violation of any applicable Environmental Requirements) that could reasonably be expected to result in penalties or other liabilities in excess of $1,000,000 or (B) the Lessee has received notification that it, the Project or any part thereof is the subject of a proceeding that could reasonably be expected to result in any ordered remediation or corrective action or other liability related to an Environmental

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     Matter, the cost of which liability is reasonably expected to exceed $1,000,000 (each of (A) and (B) an "ENVIRONMENTAL EVENT").

          (ii) Following the receipt of a notice pursuant to (i) above, the Lessor and Assignee, in each case in their sole discretion, may require the Lessee to cause to be conducted by a qualified environmental consultant satisfactory in all respects to the Lessor and Assignee, an environmental audit of the Project or related operation on which the Lessor or Assignee may rely, the scope of which audit shall be limited to confirming the magnitude and anticipated cost of the liability resulting from the Environmental Event and to provide a copy of such environmental consultant's report on its audit to the Lessor and Assignee.

          (iii) The Lessee shall immediately initiate, or cause to be initiated at no cost to the Lessor or Assignee, such actions as may be necessary to comply in all respects with all applicable Environmental Requirements and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Project or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Requirements and to eliminate any significant risk to human health or the environment and shall, at the request of the Lessor or Assignee during the Lease Term, give periodic progress reports on its compliance efforts and actions.

          (n) REPLACEMENT O&M AGREEMENT. The Lessee shall not enter into any Replacement O&M Agreement on terms and conditions that (i) will result, directly or indirectly, in a Material Adverse Effect, or (ii) is not consistent with generally accepted and prudent industry practices for contracts relating to the operation and maintenance of facilities similar in size and nature to the Project.

          (o) DELIVERY OF FINAL SURVEY. The Lessee shall deliver the Final Survey to the Lessor and Assignee within forty-five (45) days after the Effective Date, which shall indicate that no encroachments are to exist by the Project onto premises outside the boundary lines of the Premises or by existing improvements located on adjacent premises onto the Premises other than those that are Permitted Liens or that may have been consented to by the Lessor and Assignee and all set-back requirements have been complied with; PROVIDED, HOWEVER, that if any discrepancies exist between the legal description set forth on the Survey delivered pursuant to paragraph (j) of Section 4 of the Agreement for Lease and the legal description set forth on the Final Survey, the Lessor and the Lessee shall cooperate in amending the legal descriptions in all recorded documents creating or affecting the Premises.

          (p) OPERATION OF PROJECT. The Lessee shall obtain in a timely manner and maintain in full force and effect all Governmental Actions required to perform its obligations under the Project Contracts and will upon the request of the Lessor or Assignee provide a copy of each such Governmental Action to the Lessor and Assignee.

          SECTION 3.   LEASE OF THE PROJECT

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (a) The date upon which the Lessee receives the Final Advance (as defined in the Agreement for Lease) under the Agreement for Lease shall be the "EFFECTIVE DATE". From and after the Effective Date, and during the Lease Term and any Renewal Term, the Lessor does hereby lease the Project (including a lease of the Premises) to the Lessee and the Project and the rights and obligations of the Lessor and the Lessee shall be governed by this Lease and not the Agreement for Lease, except to the extent otherwise expressly provided in this Lease and the Agreement for Lease. On the Effective Date, the Lessee shall be deemed to have certified that all representations and warranties of the Lessee contained in this Lease (other than the representation and warranty made in paragraph (i)(f) of Section 2 hereof) are true and correct in all material respects on and as of the Effective Date. As provided in the Agreement for Lease, on the Effective Date, Exhibit D to this Lease shall be amended, if necessary.

          (b) Up to three (3) months after the Final Advance (as defined in the Agreement for Lease), the Lessee may request Completion Advances under the Agreement for Lease by delivering a Certificate of Increased Cost (as defined in the Agreement for Lease) to the Lessor and otherwise complying with the terms of
Section 7 of the Agreement for Lease. On or before the fifth Business Day prior to the date upon which the Lessee receives the Final Advance (as defined in the Agreement for Lease), the Lessee shall designate the maximum aggregate amount of all Completion Advances to be requested hereunder (the "COMPLETION AMOUNT"). After such designation the aggregate amount of all Completion Advances shall not exceed the Completion Amount. The provisions of paragraph (b) of subsection 2.3 and Section 7 of the Agreement for Lease shall govern (i) the designation of the Completion Amount, (ii) the making of Completion Advances and (iii) any amendments to Exhibit D to this Lease occasioned thereby. At the time each Completion Advance is made, the Lessee shall be deemed to have certified that all representations and warranties of the Lessee contained in this Lease are true and correct in all material respects on and as of such date.

          SECTION 4.   OPERATING LEASE.

          (a) It is the intent of the Lessee and the Lessor that: (i) this Lease constitutes an operating lease from the Lessor to the Lessee for purposes of the SSSSLessee's financial reporting, (ii) this Lease and other transactions contemplated hereby preserve the ownership of the Project in the Lessee for federal, state and local income tax and bankruptcy purposes, and (iii) this Lease grants to the Lessor a Lien on the Project. The Lessee and the Lessor agree that the Lessor shall be deemed to have a valid and binding security interest in and Lien on the Project, free and clear of all Liens, other than Permitted Liens, as security for the obligations of the Lessee under this Lease and the Agreement for Lease (it being understood and agreed that the Lessee does hereby grant a Lien on, and convey, transfer, assign, mortgage and warrant to the Lessor and its successors, transferees and assigns, for the benefit of the Lessor and its successors, transferees and assigns, the Project and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under this Lease and the Agreement for Lease).

          (b) Specifically, without limiting the generality of paragraph (a) of this Section 4, the Lessee and the Lessor intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State thereof

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

affecting the Lessee, the Lessor, Assignee or any collection actions relating thereto, the transactions evidenced by the Agreement for Lease and this Lease shall be regarded as loans made by the Lessor to the Lessee.

          SECTION 5.   ABSOLUTE OBLIGATION.

          (a) The obligations of the Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts payable under Sections 7 and 11 hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, set-off, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of the Lessee to lease the Project and pay Basic Rent, any Debt Yield-Maintenance Premium or Modified Call Premium, Additional Rent and any other amounts due hereunder for the Project accepted for lease pursuant to this Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

          THE LESSEE HAS SELECTED THE PROJECT ON THE BASIS OF ITS OWN JUDGMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN UPON A TRANSFER OF THE LESSOR'S INTEREST IN THE PROJECT TO THE LESSEE OR A THIRD PARTY, NEITHER THE LESSOR NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF THE PROJECT, OR AS TO WHETHER THE PROJECT OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

          AS BETWEEN THE LESSEE AND THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, THE LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, AS TO THE LESSEE'S OBLIGATION TO PAY BASIC RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

          (A) THE SAFETY, TITLE, CONDITION, QUALITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF THE PROJECT, LATENT OR NOT;

          (B) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH THE LESSEE MAY HAVE AGAINST THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (C) ANY DEFECT IN TITLE OR OWNERSHIP OF THE PROJECT OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE PROJECT;

          (D) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, THE PROJECT, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF THE PROJECT BY THE LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF THE PROJECT, IN WHOLE OR IN PART;

          (E) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE PROJECT BY THE LESSEE;

          (F) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST THE LESSEE OR THE LESSOR OR ANY ASSIGNEE;

          (G) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

          (H) THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE LESSOR OR THE LESSEE TO ENTER INTO THIS CONTRACT;

          (I) THE INVALIDITY OR UNENFORCEABILITY OF ANY BILL OF SALE EXECUTED IN CONNECTION WITH THIS LEASE OR ANY OTHER INFIRMITY THEREIN OR LACK OF POWER OR AUTHORITY OF ANY PARTY THERETO TO ENTER INTO SUCH BILL OF SALE; OR

          (J) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

          THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. Each payment of Basic Rent, any Debt Yield-Maintenance Premium, any Modified Call Premium, Additional Rent and any other amount due hereunder made by the Lessee shall be final, and the Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from the Lessor or any Assignee for any reason whatsoever.

          (b) Notwithstanding any other provision contained in this Lease, it is specifically understood and agreed that neither the Lessor nor any Assignee nor any Affiliate of

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

either, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information, nor, except as set forth in Section 21 of this Lease, has the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings or has any other responsibility or duty, as to the accounting treatment to be accorded the Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease.

          SECTION 6.   LEASE TERM.

          (a) The "INITIAL TERM" shall commence on the Effective Date and shall continue until June 30, 2010, unless terminated earlier pursuant to
Section 12, 13, 14, 15, 16 or 19 hereof.

          (b) The "EXTENDED TERM" shall commence on the first day of the calendar month following the last day of the Initial Term and shall continue until June 30, 2022, unless terminated earlier pursuant to Section 12, 13, 14, 15, 16 or 19 hereof.

          SECTION 7.   RENT AND OTHER PAYMENTS.

          (a) The Lessee hereby agrees to pay the Lessor on each Basic Rent Payment Date, in immediately available funds, as provided in paragraph (e) of this Section 7, Basic Rent for the semi-annual period (or part thereof) ending in the month in which such Basic Rent Payment Date falls; PROVIDED that, if the Effective Date is on or after the Lease Rate Date in any first partial semi-annual period of the Initial Term, Basic Rent for such partial semi-annual period shall be payable on the next succeeding Basic Rent Payment Date.

          (b) The Lessor shall furnish to the Lessee on the 16th day of each calendar month in which a Basic Rent Payment Date falls the Semi-Annual Cost of Project Debt for such semi-annual period, or, if such day is not a Business Day, on the next succeeding Business Day (the "LEASE RATE DATE"). At least four (4) days prior to each Basic Rent Payment Date the Lessor shall furnish the Lessee with a summary of the calculations of Basic Rent for such Basic Rent Payment Date.

          (c) The Lessee hereby agrees to pay on demand all amounts (other than Basic Rent) payable hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to Section 11 hereof.

          (d) Without prejudice to the full exercise by the Lessor of its rights under Sections 18 and 19 hereof, the Lessee shall pay to the Lessor from time to time, on demand, as additional rent ("ADDITIONAL RENT") (i) amounts required to reimburse the Lessor for its obligations, costs and expenses (not previously included in Basic Rent or Acquisition Cost) incurred in acquiring, financing (including obtaining, maintaining and terminating equity financing and all fees payable to the Lessor's general partner under its partnership agreement and, subject to any applicable restriction described in the Lessee's Consent, all amounts owing by the Lessor to its partners as a result of a sale of limited partnership interests by a limited partner of the Lessor or a modification of the terms of such equity financing) and maintaining security for and exercising remedies in connection with any such financing and leasing the

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Project (including, without limitation, all obligations, costs and expenses of the Lessor arising in connection with the termination of any Financing Arrangement (whether as a result of a default thereunder or otherwise)), all interest (including, without limitation, interest at a default rate), the Debt Yield-Maintenance Premium, the Modified Call Premium and other costs, fees and expenses incurred by the Lessor under any Financing Arrangement (including any such accruing after the commencement of a bankruptcy or similar proceeding) and amounts owing under any Project Contracts, and (ii) to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Lessee to the Lessor as provided in this Lease on or before the date such payments are due, by (B) the decimal equivalent of the Semi-Annual Cost of Project Debt as most recently furnished by the Lessor, and by (C) a fraction having a numerator equal to the number of days in the period from but excluding such due date to and including the date of payment thereof (provided that, all full calendar months during such period shall be computed on the basis of a 30-day month) and a denominator of 360. The Lessee shall also pay to the Lessor on demand an amount equal to any expenses incurred by the Lessor in collecting such unpaid sums.

          (e) Basic Rent, any Debt Yield-Maintenance Premium, any Modified Call Premium, Additional Rent and any other amount payable by the Lessee to the Lessor shall be paid such that immediately available funds in the full amount due are available by not later than 2:00 p.m. (New York City time) on the date due, to the account of the Lessor at such bank, or to such account of such other Person at such bank, or otherwise as the Lessor may from time to time designate.

          SECTION 8.   RESTRICTED USE; COMPLIANCE WITH LAWS.

          (a) The Lessee will not do or permit any act or thing which might impair, other than normal wear and tear arising out of the proper and normal use thereof, the value or usefulness of the Project.

          (b) The Lessee shall promptly and duly execute, deliver, file and record, at the Lessee's expense, all such documents, statements, filings and registrations, and take such further action, as the Lessor shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Project (other than Removable Improvements) and Assignee's interest in this Lease or the Project as against the Lessee or any third party in any applicable jurisdiction. Equipment, machinery, apparatus, fixtures, structures and installations may be substituted for portions of the Project (other than Removable Improvements) if (i) the Lessor and Assignee consent to such substitution, such consent not to be unreasonably withheld or denied, (ii) the Lessor and Assignee shall determine that such substitution is consistent with prudent business practices and could not reasonably be expected to adversely affect the Lessee's ability to perform its obligations under this Lease and the Project Contracts nor result in a reduction in the value, utility or remaining economic useful life of the Project (assuming the Project is in the condition required hereby), or (iii) such substitution is performed by the Lessee or the Operator in the normal course of operating and maintaining the Project in accordance with the Project Contracts and is consistent with prudent industry practices. As equipment, machinery, apparatus, fixtures, structures and installations are added to, or substituted for, portions of the Project (other than Removable Improvements), title to such additional or substitute equipment, machinery, apparatus, fixtures, structures and installations shall

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

automatically be transferred to the Lessor and such equipment, machinery, apparatus, fixtures, structures and installations shall become a part of the Project and shall be subject to this Lease and title to the existing equipment, machinery, apparatus, fixtures, structures and installations which are being substituted for (other than Removable Improvements) shall be released by the Lessor to the Lessee. The Lessee may, so long as no Potential Default, Event of Default, Event of Loss, Taking or Termination Event has occurred and is continuing, remove any Removable Improvement in its entirety. "REMOVABLE IMPROVEMENTS", for the purposes hereof, shall mean any part that (i) is in addition to, and not in replacement of or substitution for (x) any part originally incorporated or installed in or attached to the Project on the Effective Date or (y) any part in replacement of, or substitution for, any such part, (ii) is not required to be incorporated or installed in or attached or added to the Project pursuant to the terms of the Plans (as defined in the Agreement for Lease), the Project Contracts or this Lease and (iii) can be removed from the Project without causing damage to the Project or any portion thereof, without adversely affecting the ability of the Project to operate in accordance with the Project Contracts and this Lease and without diminishing the value, utility or remaining economic useful life which the Project would have had at such time had such alteration, modification or addition not been made (assuming the Project is in the condition required hereby). Upon the removal by the Lessee of any Removable Improvement as provided in the immediately preceding two sentences, title thereto shall, without further act, vest in the Lessee and such Removable Improvement will no longer be deemed part of the Project. Any Removable Improvement not removed by the Lessee prior to the return of the Project to the Lessor hereunder shall remain the property of the Lessor.

          (c) The Lessee shall use every reasonable precaution to prevent loss or damage to the Project and to prevent injury to third persons or property of third persons. The Lessee shall cooperate fully with the Lessor and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership, operation, occupancy or use of the Project; PROVIDED that nothing contained in this paragraph (c) shall be construed as imposing on the Lessor any duty to investigate or defend any such claims or suits. The Lessee shall comply and shall cause all Persons using, operating or occupying the Project to comply with all Insurance Requirements and Legal Requirements applicable to the Project, to the Lessee or such Person in connection with such Person's use, operation or occupancy of the Project (as the case may be) and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of the Project or any part thereof, and the licensing of operators thereof.

          (d) The Lessor or Assignee, or any authorized representative of either, may during reasonable business hours and upon reasonable prior notice from time to time inspect the Project and deeds, registration certificates, certificates of title and related documents, including as to Environmental Matters, covering the Project wherever the same may be located, but neither the Lessor nor Assignee shall have any duty to make any such inspection.

          (e) The Lessee shall not, without the prior written consent of the Lessor, permit, or suffer to exist, any Lien upon the Project, including mechanics' liens or create any Lien upon the Premises, other than Permitted Liens or Liens which are subject to a Permitted Contest, nor may it assign any right or interest herein or in the Project. The Lessee shall not relinquish possession of the Project or any part thereof, except to the Operator, the General Contractor and to any other contractor for use in performing work on the Project for the Lessee

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

pursuant to and in accordance with the Project Contracts; PROVIDED that such relinquishment of possession shall in no way affect the obligations of the Lessee or the rights of the Lessor hereunder and with respect to the Project. The Lessee may sublease the Project; PROVIDED that (A) the terms of the instrument of sublease and the identity of the sublessee shall be subject to the prior written approval of the Lessor and Assignee, which approval shall not be unreasonably withheld or delayed, (B) each such sublease shall expressly be made subject and subordinate to the provisions hereof and shall, at the sole option of the Lessor and Assignee, by its terms be subject to termination upon the termination for any reason of this Lease, (C) no such sublease shall modify or limit any right or power of the Lessor or Assignee hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (D) any such sublease made otherwise than as expressly permitted by this paragraph (e) shall be void and of no force and effect. As additional security to the Lessor for the performance of the Lessee's obligations under this Lease, the Lessee hereby assigns to the Lessor all of its right, title and interest in and to all subleases permitted hereby and agrees to cause any sublessee to enter into attornment agreements with the Lessor as the Lessor shall request. The Lessor shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Lessee hereby irrevocably assigns such rents and other sums to the Lessor for the benefit and protection of the Lessor; PROVIDED that, unless a Potential Default, Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing hereunder, the Lessee shall be entitled to collect and enjoy such rents and other sums. The Lessee shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to the Lessor. Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Project or any part thereof. Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding the Project or any part thereof through or under the Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor in and to the Project.

          (f) If any Lien or charge of any kind or any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any state or local tax lien affecting the Project), whether or not valid, shall be asserted or entered which would interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Lease, the Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Lessor, take such action to prevent or terminate such interference.

          (g) So long as this Lease is in effect or thereafter if the Lessee remains as party to any Project Contract as a result of its failure to assign to the Lessor (or its designated purchaser) all right, title and interest of the Lessee in and to such Project Contract pursuant to the terms of this Lease, the Lessee shall not create, incur, assume or permit to exist any Lien upon the Lessee's rights or obligations with respect to any Project Contract (other than the Lien of the Pledge Agreement or any Permitted Lien), or sell or assign the Lessee's interest in any Project Contract, other than as permitted pursuant to a Financing Arrangement and the Pledge

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Agreement. The Lessee agrees that without the prior written consent of the Lessor and Assignee, no amendment, modification, supplement or restatement shall be made to any Project Contract, nor shall any Project Contract be terminated or replaced by a substitute agreement, nor shall the Lessee grant or request any waiver pursuant to any Project Contract other than (i) change orders under the EPC Contract in the manner and to the extent permitted under the Agreement for Lease, (ii) the termination of the EPC Contract upon making arrangements for a replacement construction contract, (iii) the termination of the O&M Agreement upon making arrangements for replacement operating and maintenance services,
(iv) the replacement of the O&M Agreement by any Replacement O&M Agreement, in the manner and to the extent permitted under paragraph (ii)(n) of Section 2 hereof, and (v) any amendment, modification, supplement, restatement consent or waiver which could not reasonably be expected to result, directly or indirectly, in a Material Adverse Effect.

          (h) The Project shall be maintained and operated solely as contemplated by the Project Contracts. The Lessee shall at its own expense take all actions as may from time to time be necessary so that neither the Lessor, Assignee nor any of their Affiliates will, solely as a result of entering into this Lease or any other document contemplated hereby or entered into in connection herewith or the transactions contemplated hereby or thereby (including, without limitation, the acquisition, operation, leasing, ownership or financing of the Project (or any part thereof) or the delivery of electricity) be deemed to be, or be subject to regulation as, a public utility, an electric utility or a public utility holding company under any Legal Requirement, and the Lessee shall promptly and duly prepare and, if necessary, execute and file, and prepare for execution and filing by the Lessor, Assignee or any Affiliate thereof, such notices, applications and other documents as shall be necessary so that the Lessor, Assignee or any such Affiliate, as the case may be, shall be free of all such regulation. The Lessor, Assignee or any Affiliate thereof shall cooperate with the Lessee with respect to all actions of the Lessee required by this paragraph (h).

          SECTION 9.   MAINTENANCE, IMPROVEMENT AND REPAIR OF THE PROJECT.

          (a) Upon the request of the Lessee, the Lessor will, so long as no Event of Default shall have occurred and be continuing, assign or otherwise make available to the Lessee any and all rights the Lessor may have under any vendor's or manufacturer's warranties or undertakings with respect to any equipment constituting a part of the Project.

          (b) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use, operation or occupancy of the Project. Except as otherwise provided in Section 15, the Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, maintain or cause the Operator to maintain the Project as contemplated by, and during the term of, the Project Contracts. The Lessee hereby agrees to indemnify and hold the Lessor and Assignee harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to the Lessee's failure to fulfill its obligations under this paragraph (b).

          (c) The Lessee shall pay and discharge: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special,

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against (A) the Project, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Project; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., ordinary operating expenses, depreciation and interest) relating to the Project) imposed or levied upon, assessed against or measured by any Basic Rent or any Additional Rent or other sum payable hereunder and all New York Unincorporated Business Tax owing by the Lessor; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Project; and (iv) all charges of utilities and communications services serving the Project. Notwithstanding the previous sentence, the Lessee shall not be required to pay any franchise, estate, inheritance, income or similar tax of the Lessor or any of its Affiliates (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Lessee is required to pay pursuant to this paragraph (c); PROVIDED, HOWEVER, that, if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on the Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Project or any present or any future improvement or improvements on the Project, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be payable by the Lessee, and the Lessee shall pay and discharge the same as herein provided. The Lessee will furnish to the Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Lessee. If any such assessments may legally be paid in installments, the Lessee may pay such assessment in installments. The Lessee will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, governmental charge or levy is the subject of a Permitted Contest. The Lessor shall cooperate in good faith with the Lessee with respect to all matters described in this paragraph (c). Notwithstanding anything contained herein to the contrary, this paragraph (c) is not intended to increase the Lessee's obligations to pay any tax under this Lease beyond those taxes for which the Lessee is obligated to indemnify the Lessor or any other Indemnified Person under the provisions of paragraph (b) of Section 11 hereof. In addition, any refund of local real estate taxes payable to the Lessor with respect to the Project shall be promptly paid over to the Lessee.

          (d) So long as no Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing, the Lessee may, at its expense, make or permit additions to and alterations to the Project; PROVIDED that the Lessee has obtained the prior approval of the Lessor and Assignee that during construction and upon completion of such additions or alterations (i) neither the fair market value of the Project shall be lessened thereby nor the condition of the Project impaired, below the value, utility or condition thereof immediately prior to such action (assuming the Project was then of a condition and repair required to be maintained pursuant to paragraph (b) of Section 9 hereof), (ii) such work shall be completed in a good and workmanlike manner in accordance with generally accepted and prudent engineering and construction practices and in compliance with all applicable Legal Requirements and Insurance Requirements and (iii) at all times the Project will be capable of delivering electricity at or above the level of its capability prior to the undertaking of such

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

additions or alterations and will continue to be able to fully perform under (without any default or excuse to performance) all Project Contracts and this Lease.

          (e) The Lessee agrees to, or to cause the Operator to, maintain at the Project at all times the necessary equipment in such condition so as to enable the Project to be operated and maintained in accordance with generally accepted and prudent industry practices and any other standards required by the Project Contracts and this Lease. The Lessee shall obtain or cause to be obtained in a timely manner and maintain or cause to be maintained in full force and effect all Governmental Actions required for the ownership, construction, leasing, operation and maintenance of the Project in accordance with and as contemplated by the Project Contracts and this Lease and as otherwise necessary to perform its obligations under the Project Contracts and will promptly upon the request of the Lessor or Assignee provide a copy of each such Governmental Action to the Lessor and Assignee. The Lessee shall obtain and maintain, or cause to be obtained and maintained, all patents, licenses and proprietary rights and technology necessary in connection with the construction, operation and maintenance of the Project.

          (f) The Lessee shall give notice to the Lessor and each Assignee promptly upon the receipt of any notices from any party to any Project Contract that (i) such party is amending, modifying or waiving or has proposed to amend, modify or waive any term of any Project Contract, (ii) such party is commencing or proposes to commence any dispute resolution procedure under the terms of any Project Contract, (iii) such party is terminating or has proposed to terminate any Project Contract, (iv) a default or a force majeure event has occurred under any Project Contract or any Person has alleged that a default or a force majeure event has occurred under any Project Contract, or (v) there are claims for damages existing as a result of the Lessee's performance of or its failure to perform any of its obligations under any Project Contract.

          SECTION 10.  INSURANCE.

          (a) Insurance pursuant to the Project Contracts. The Lessee shall maintain or cause to be maintained in full force and effect at all times insurance required by the terms of the Project Contracts.

          (b)    Insurance by the Lessee.

          (i) The Lessee shall procure (or cause to be procured) at its own cost and expense and maintain (or cause to be maintained) in full force and effect at all times on and after the Effective Date (except with respect to the physical damage described in clause (ii) below), and continuing throughout the term of this Lease insurance policies with responsible insurance companies with a Best Insurance Reports rating of "A-" or better and a financial size category of "X" or higher, or if not rated by Best, an S&P claims paying ability rating of BBB+ or higher, or, if not rated by either of the foregoing, the Lessee's insurance companies shall be of substantially equivalent financial strength and creditworthiness of insurance companies that maintain such ratings (or such other company acceptable to the Lessor and each Assignee), with such deductibles as are approved by the Lessor and each Assignee, and with such limits and coverage as is

                                      -39-
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                                                         THIS LEASE AGREEMENT IS
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     consistent with prudent industry practices, but in no event less than the limits and coverage provisions set forth below:

          (1) Workers' Compensation Insurance. Workers' compensation insurance, if the Lessee has any employees, in accordance with and as required under the laws of the State of New Hampshire.

          (2) Employer's Liability Insurance. Employer's liability insurance, if the Lessee has any employees, providing compensation for occupational diseases and for injuries sustained by or death resulting to employees of the Lessee as required by law, including the laws of each state wherein any work is performed under the Lease and where employment contracts of such employees were made, including employer's liability insurance coverage with a $2,000,000 minimum limit per accident.

          (3) General Liability Insurance. Liability insurance on an occurrence (or AEGIS or EIM claims-made form) basis against claims for bodily injury (including death) and property damage. Such insurance shall provide coverage for products-completed operations, contractual liability, explosion, collapse and underground coverage, broad form property damage, personal injury insurance, and hostile fire exception to the pollution liability exclusion with a $1,000,000 minimum limit per occurrence and $2,000,000 annual aggregate for combined bodily injury and property damage.

          (4) Automobile Liability Insurance. Automobile liability insurance against claims for bodily injury (including death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

          (5) Excess Insurance. Excess liability insurance on an occurrence or claims-made basis covering claims in excess of the underlying insurance described in the foregoing subsections
                 (2), (3) and (4), with a $100,000,000 minimum limit per occurrence; PROVIDED, HOWEVER, that in the event the available limit of liability is less than $50,000,000 due to claims against such excess liability insurance, the Lessee shall purchase additional coverage so that the available limit of liability under such excess liability insurance is not less than $100,000,000. Notwithstanding the foregoing, the Lessee shall be entitled to maintain the insurance with respect to this subsection (5) with EIM, provided that EIM maintains a Best Insurance Reports rating of "A-" or better and a financial size category of "IX" or higher.

     The amounts of insurance required in the foregoing subsections (2), (3),
(4) and this subsection (5) may be satisfied by the Lessee purchasing coverage in the amounts specified or by

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

          (ii) The Lessee shall procure (or cause to be procured) at its own cost and expense and maintain (or cause to be maintained) in full force and effect at all times on and after the Effective Date and continuing throughout the term of this Lease insurance policies with responsible insurance companies with a Best Insurance Reports rating of "A-" or better and a financial size category of "X" or higher, or if not rated by Best, an S&P's claims paying ability rating of BBB+ or higher, or, if not rated by either of the foregoing, the Lessee's insurance companies shall be of substantially equivalent financial strength and creditworthiness of insurance companies that maintain such ratings (or such other company acceptable to the Lessor and Assignee), with such limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Contracts, but in no event less than the limits and coverage provisions set forth below:

                 Physical Damage Insurance. Property damage insurance on an "all risk" basis, boiler and machinery insurance on a comprehensive basis (covering all production machinery, including but not limited to pressure vessels, electrical turbines, generators, transformers and other related equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects) including coverage against damage or loss caused by earth movement (including, but not limited to, earthquake, landslide, subsidence and volcanic eruption) fire, lightning and flood and providing coverage for (1) the Project in an amount equal to one hundred percent (100%) of the "full insurable value" of the Project, (2) transit including ocean marine transit, if applicable, with sub-limits of $5,000,000,
                 (3) gas, steam and electrical transmission lines along with related equipment for which the Lessee has an insurable interest and (4) engineering and other consulting costs up to a sublimit of $250,000, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $1,000,000. For purposes of this Section 10(b)(ii), "full insurable value" shall mean the full replacement value of the Project, including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence. All such insurance may be subject to such reasonable and customary deductibles as is consistent with prudent industry practices after accounting for the size and value of the Project. Such insurance shall (1) not include any coinsurance provision, (2) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances with sub-limits not less than 10% of the "full insurable value" of the Project, and (3) include debris removal with sub-limits not less than $1,000,000 or 15% of the loss, whichever is greater. The earth movement and flood coverage may be insured with a sub-limit not less than $100,000,000. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guaranty or warranty, or resultant damage caused by faulty workmanship, design or materials.

                                      -41-
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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

                 If the insurance company providing the physical damage insurance is different from the insurance company providing the boiler & machinery insurance required in this Section 10, then a joint loss agreement between such companies will be required and included as part of the respective policies.

          (iii)  Notwithstanding the foregoing provisions of paragraph (a) and
     (b) above, in the event (i) the Lessee is unable to procure, or cause to be procured, the renewal of any insurance policies in effect on the date of this Lease and (ii) the Lessee is unable to procure, or cause to be procured, in the Lessee's judgment, replacement insurance policies with insurance companies that satisfy the Best Insurance Reports rating and financial size category standards described in paragraphs (a) and (b) above, the Lessee shall be permitted to procure, or cause to be procured, replacement insurance policies for up to twenty-five percent (25%) of the aggregate required limits of such insurance being replaced, with insurance companies with a Best Insurance Reports rating below "A-" and a financial size category below "X".

          (iv)   Endorsements. All policies of insurance required by this
     Section 10 shall provide for waivers of subrogation by the insurers in favor of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and their respective officers, directors, members, trustees and employees (and such other Persons as may be required by the Project Contracts).

          All policies of liability insurance required to be maintained by the Lessee under paragraphs (b)(i)(3), (4) and (5) of this Section 10 shall be endorsed as follows:

          (1) To provide a severability of interest or cross liability clause;

          (2) Such that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor or Assignee;

          (3) To name Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and their respective officers, directors, members, trustees and employees (and such other Persons as may be required by the Project Contracts) as additional insureds; and

          (4)    To name the Lessor as a named insured.

     All policies of insurance required to be maintained by the Lessee under paragraph (b)(ii) of this Section 10 shall name the Lessor as a named insured and name Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and its respective officers and employees (and such other Persons as may be required by the Project Contracts) as additional insureds.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (v) Waiver of Subrogation. The Lessee hereby waives any and all claims for recovery from the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and their respective officers, directors, members, trustees and employees for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Lessee shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof, or to otherwise contain one or more provisions that prevent the invalidation of the insurance coverage provided thereunder by reason of such waiver.

          (c) Amendment of Requirements. The Lessor, with the consent of Assignee, may at any time amend the requirements and approved insurance companies of this Section 10, due to (i) new information not known by the Lessor or Assignee on the date of this Lease or (ii) changed circumstances after the date of this Lease which in the reasonable judgment of the Lessor or Assignee either renders such coverage materially inadequate or materially reduces the financial ability of the approved insurance companies to pay claims.

          (d)    Additional Requirements.

          (i) The Lessee shall promptly notify the Lessor and Assignee of any loss in excess of $100,000 covered by any insurance maintained pursuant to paragraph (b)(ii) of this Section 10.

          (ii) All policies of insurance required to be maintained pursuant to paragraph (b)(ii) of this Section 10 shall provide that the Collateral Trustee shall be the lenders' loss payee thereunder and that the proceeds of such policies shall be payable to the Operating Account pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution. The Lessor and Assignee shall have the right to join the Lessee in adjusting any loss in excess of $100,000. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, the limited partners of the Lessor and Assignee regardless of any breach or violation by the Lessee or Lessor of any warranties, declarations or conditions contained in such policies, any action or inaction of the Lessee or the Lessor or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

          (iii) A loss under any insurance required to be carried under paragraph (b)(ii) of this Section 10 shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings by the Lessee, subject to the approval of the Lessor and Assignee if such loss is in excess of $100,000. In addition the Lessee may in its reasonable judgment consent to the settlement of any loss; PROVIDED that, in the event

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     that the amount of the loss exceeds $100,000, the terms of such settlement shall be consented to by the Lessor and Assignee.

          (iv) All policies of insurance required to be maintained pursuant to paragraph (b) of this Section 10 shall be endorsed so that if at any time they should be canceled, or coverage shall be reduced in a manner which affects the interests of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, the limited partners of the Lessor or Assignee, such cancellation or reductions shall not be effective as to the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, officers and directors, the limited partners of the Lessor and Assignee for 60 days (except for non-payment of any premium, which shall be for 10 days), after receipt by the Lessor and the Assignee of written notice from such insurer of such cancellation or reduction.

          (v) The Lessee may, at its own cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Lessee may bring any such prosecution or contest in the name of the Lessor, the Lessee, or both, and the Lessor will join therein at the Lessee's request, provided that the Lessee shall indemnify the Lessor against any losses, costs or expenses (including reasonable attorney's fees) which the Lessor may incur in connection with such prosecution or contest.

          (e) Evidence of Insurance. On the date of this Lease and on an annual basis at least two days prior to each policy anniversary, the Lessee shall furnish the Lessor and Assignee with (1) approved certification of all insurance required under this Section 10 and (2) a schedule of the insurance policies held by or for the benefit of the Lessee and required to be in force by the provisions of paragraph (b) of this Section 10. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by paragraph (b) of this
Section 10. Upon request, the Lessee will promptly furnish the Lessor and Assignee with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Lessee. The schedule of insurance shall include, to the extent such information is not included on the insurance certificates, the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

          (f) Reports. Upon the request of the Lessor, concurrently with the furnishing of the certification referred to in paragraph (e) above, the Lessee shall furnish the Lessor and Assignee with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of paragraph (b) of this Section 10 and attaching an updated copy of the schedule of insurance required by paragraph (e) above. In addition, the Lessee will advise the Lessor and Assignee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Lessee pursuant to paragraph (b) of this Section 10.

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                                                         THIS LEASE AGREEMENT IS
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          (g)    Failure to Maintain Insurance. In the event the Lessee fails to maintain the full insurance coverage required by paragraph (b) of this Section 10, the Lessor or Assignee, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Lessee of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same.

          (h) No Duty of the Lessor or Assignee to Verify or Review. No provision of this Section 10, or any provision of this Lease or any Project Contract, shall impose on the Lessor or Assignee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee, nor shall the Lessor or Assignee be responsible for any representations or warranties made by or on behalf of the Lessee to any insurance company or underwriter. Any failure on the part of the Lessor or Assignee to pursue or obtain the evidence of insurance required by this Lease from the Lessee and/or failure of the Lessor or the Assignee to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Lease.

          (i) Application of Insurance Proceeds for Loss or Taking. It is agreed that any insurance payments received as the result of the occurrence of
(i) any Event of Loss, or (ii) any event of Taking described in paragraph (a) of
Section 16 hereof, shall be paid to the Operating Account and disposed of as set forth in paragraph (c) of Section 15 hereof.

          (j) Application of Insurance Proceeds for Other than Loss or Taking. The insurance proceeds of any property loss to the Project or any event of Taking described in paragraph (b) of Section 16 hereof will be held in the Operating Account and applied in payment (or to reimburse the Lessee) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof. The Lessee shall be entitled, subject to its compliance with the immediately succeeding sentence, (i) to receive the amounts so deposited against certificates, invoices or bills reasonably satisfactory to the Lessor, delivered to the Lessor from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in paragraph (k) of this Section 10. To the extent that the Lessor reasonably estimates that the cost of such work or repair shall exceed the amount of proceeds, the Lessee shall make adequate provisions for the payment thereof, which provisions shall be reasonably acceptable to the Lessor and Assignee (as to the terms of the commitment and the creditworthiness of the funding party). Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to the Lessee.

          (k) Investment. The Lessor, at the Lessee's instruction, shall invest the amounts deposited with the Lessor pursuant to paragraph (j) of this
Section 10 in any investments permitted under a Financing Arrangement. Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to the Lessee. Any interest earned on investments of such funds shall be paid to the Lessee. The Lessor shall not be liable for any loss resulting from the liquidation of each and every such investment and the Lessee shall bear the risk of such loss, if any.

          (l)    Application. Any amount referred to in paragraphs (i), (j) or
(k) of this

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                                                         THIS LEASE AGREEMENT IS
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Section 10 which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at any time of such payment a Potential Default or an Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor as security for the obligations of the Lessee hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder as the Lessor may elect. At such time as there shall not be continuing any Potential Default, Event of Default, Event of Loss, Taking or Termination Event, all such amounts at the time held by the Lessor in excess of the amount, if any, which the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

          (m) "Claims Made" Policies for Certain Types of Insurance. If any liability insurance required under the provisions of this Section 10 is allowed to be written on a "claims made" basis, then such insurance shall include the following:

          (i) The retroactive date (as such term is specified in each of such policies) shall be no later than the date of this Lease; and

          (ii) each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Lessee shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or "tail" reasonably available in the commercial insurance market for each such policy or policies, as determined in the reasonable judgment of the Lessor and Assignee, but in no event less than two years after the expiration of such policy or policies.

          (n) Use or Operation of the Project. The Lessee covenants that it will not use, occupy or operate the Project or permit the use, occupancy or operation of the Project at a time when the insurance required by this Section 10 is not in force.

          (o) Environmental Impairment Liability Insurance. Within ten (10) days following the date of this Lease, the Lessee shall provide the Lessor with
(i) a binder of coverage demonstrating that the Lessee has obtained an environmental impairment liability insurance policy which contains the following terms and conditions: (A) coverage for third-party claims for on-site bodily injury and property damage, (B) coverage for third-party claims for off-site investigation and remediation costs, if deemed property damage or environmental damage under the policy, (C) coverage for third-party claims for off-site bodily injury and property damage, (D) coverage for onsite investigation and remediation, (E) coverage for legal defense costs, (F) policy limit in an amount not less than $10,000,000, and (G) a self-insured retention not to exceed $100,000 per claim; and (ii) an Officer's Certificate of the Lessee or the Guarantor setting forth such insurance and stating that it is in full force and effect and that all premiums then due thereon have been paid.

          SECTION 11.  INDEMNITIES.

          (a) The Lessee shall indemnify, protect, defend and hold harmless the Lessor, each general and limited partner of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, each

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Assignee, and their respective assigns and successors, and each Affiliate of each of them, and their respective officers, directors, trustees, incorporators, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor), employees, agents and servants (each of the foregoing an "INDEMNIFIED PERSON") from and against any and all liabilities (including, without limitation, Environmental Damages and strict liability in tort), losses, obligations, claims (including, without limitation, Environmental Damages and strict liability in tort), damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys', experts', consultants' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

          (i) the purchasing, ordering, delivery, acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, ownership, fee interest in the Premises, use, non-use, misuse, financing, operation, transportation, repair or control of the Project or any part thereof, accident, injury, death or property damage on or about the Project and the Project Contracts, (A) except to the extent that such costs are included in the Acquisition Cost or Adjusted Acquisition Cost of the Project, (B) except for any general administrative expenses of the Lessor and (C) except that this indemnity shall not increase any payment required to be made by the Lessee pursuant to paragraph (b)(iii)(A) or (c)(iii)(A) of Section 12 of this Lease; PROVIDED, THAT, this paragraph (a) of Section 11 shall not require indemnification for any tax, regardless of whether indemnification for any tax is required under paragraph (b) of this Section 11;

          (ii) the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of the Project or any part thereof; PROVIDED, HOWEVER, that, upon request of the Lessee, the Lessor will make available to the Lessee the Lessor's rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any equipment constituting a part of the Project;

          (iii) any violation, or alleged violation, by the Lessee of this Lease or the Project Contracts or of any contracts or agreements to which the Lessee is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements applicable to the Project;

          (iv) any and all Environmental Damages relating to or in any way arising out of the Project, including, without limitation:

                (A) the violation or alleged violation of or compliance or non-compliance with any Environmental Requirements (i) in connection with the ownership or operation of the Project, and (ii) by any prior owner or operator of the Premises in connection with the ownership or operation of the Premises;

                (B) the Release or threatened Release at, to or from any location of any Contaminants, or Remedial Action or corrective action (as the latter term is used

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          in Section 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act or any equivalent state, local or foreign law) to address any Contaminants, (i) generated, treated, recycled, stored, processed, used or disposed by or on behalf of the Lessee at or in connection with the Project, (ii) generated, treated, recycled, stored, processed, used or disposed by or on behalf of any prior owner or operator of the Premises in connection with the ownership or operation of the Premises, (iii) transported by or on behalf of the Lessee or any other Person to or from the Project for treatment, recycling, processing, use or disposal at any location, or (iv) removed by any Person from any portion of the Project; and

                (C) the presence of any Contaminant at, in, on or under the Project;

                (D) the failure to report, disclose or remediate any of the foregoing or to comply with any applicable consent order or voluntary agreement with any Governmental Authority relating to any of the foregoing; and

                (E) any allegations of any of the foregoing;

          (v) any breach of a representation, warranty or covenant made herein or which is contained in any certificate, document or financial or other statement furnished by or on behalf of the Lessee under or in connection with this Lease;

          (vi) any default by the Lessee in the performance or observance of any term, covenant, condition or obligation contained in this Lease; and

          (vii) the Project Contracts.

     (b) The Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person from and against all U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including, but not limited to, license, qualification, franchise, rental, withholding, sales, use, net income, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon (all of which shall be deemed to be taxes), assessed, levied against or payable by the Lessor or any Indemnified Person, with respect to the Project or the acquisition, purchase, sale, rental, use, operation, control or ownership of the Project (including, without limitation, any claim by any Governmental Authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of the Project by the Lessor or otherwise in connection with this Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto; PROVIDED, HOWEVER, that this indemnity shall not apply to (i) any U.S. withholding tax imposed because the recipient or legal or beneficial owner of the amount being taxed is not a U.S. Person within the meaning of Section 7701 of U.S. Internal Revenue Code of 1986 by reason of the failure by an Indemnified Person to comply with any withholding certification or other procedure required by applicable law as a precondition to any exemption from, or reduction of, such tax to which such Indemnified Person would be legally entitled and eligible to make such certification or comply with such procedure, (ii) as long as no Event of Default shall have occurred and be continuing,

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

taxes that result solely from events (other than the payments of amounts described in this Lease) that occur and relate to periods after the expiration or earlier termination of this Lease as provided under Sections 12, 13 and 14 hereof, (iii) any taxes or increase in taxes imposed on an Indemnified Person as a result of such Indemnified Person not being a citizen or resident of, or not being organized under the laws of, the United States or any political subdivision thereof, or having had a permanent establishment or otherwise been engaged in a trade or business outside the United States, PROVIDED, that such tax or increase in tax would not have been imposed had such Indemnified Person been a U.S. Person without a foreign permanent establishment or trade or business outside the United States, (iv) taxes that result from (a) any voluntary transfer by an Indemnified Person (including such Indemnified Person's voluntary imposition of a Lessor Lien) of any interest in or obligation of the Project or any part thereof or the Lessor or any interest arising under this Lease other than to which the Lessee consents or which is otherwise expressly permitted or contemplated by this Lease, the Agreement for Lease or any document contemplated thereby, or (b) from any voluntary transfer of any interest in an Indemnified Person or from any involuntary transfer of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which such Indemnified Person is the debtor or any foreclosure by a creditor of any Indemnified Person; PROVIDED, HOWEVER, that this exclusion
(iv) shall not apply if any such transfer occurs at any time after an Event of Loss, Event of Default or Termination Event hereunder, or an Event of Default (as defined in the Agreement for Lease), Event of Project Termination (as defined in the Agreement for Lease), or Event of Loss (as defined in the Agreement for Lease) shall have occurred and is continuing, (v) taxes that have not been paid or credited and that are being contested in accordance with the provisions of Section 27 or 11(f) hereof, during the pendency of such contest,
(vi) taxes (including, without limitation, taxes in the nature of interest, penalties, fines and additions to tax), payable as the result of an Indemnified Person's failure to file, in accordance with the appropriate filing procedures and on a timely basis, any tax reports, returns or statements (other than any such tax reports, returns or statements which the Lessee is required to file pursuant to the terms of this Lease), and (vii) Federal, state, local or other net income taxes imposed directly upon the Lessor or any Indemnified Person, and PROVIDED, FURTHER that, subject to clauses (i) through (vi) above, this indemnity shall apply to (1) such net income taxes imposed by a state or local government or other taxing authority thereof (A) as a result of the location or use of the Project within the jurisdiction of such government or taxing authority or (B) to the extent imposed in whole or in part by reason of a relationship or asserted relationship between such government or other taxing authority and the Project or the transactions contemplated herein, (2) such net income taxes to the extent imposed as a result of the inability to claim, or disallowance or other loss of deductions customarily allowed in computing net income (e.g., interest expense, financing, administrative, ordinary operating expenses and other fees and expenses), by reason of such Indemnified Person's relationship to the Project, to the extent, if any, that such circumstances described in clause (1) and (2) above shall have resulted in a net increase in the overall net income taxes of such Indemnified Person over the net income taxes that would have occurred without regard to such circumstances and, in each case to the extent such net income taxes (or benefit of a deduction as the case may be) would not have been imposed (a) had the Lessee been the titled owner of the Project under applicable state law and (b) had the Lessor made a secured loan to the Lessee corresponding to the characterization contemplated by Section 21 hereof, or (3) the Lessor for the New York Unincorporated Business Tax.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     (c) The Lessee shall forthwith upon demand, reimburse any Indemnified Person for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to, or on behalf of, any Indemnified Person pursuant to this
Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that the Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, the Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have the exclusive right to determine the settlement of such indemnified claims therein. If any Indemnified Person shall actually realize a tax benefit as a result of the failure of the Lessee to be treated as the owner of the Project for Federal, state or local income tax purposes, which tax benefit has not previously been taken into account in computing the amount of the indemnity payable with respect to claims under Section 11(b) hereof, then an amount equal to such tax benefit shall reduce any amount that the Lessee is subsequently obligated to pay pursuant to Section 11(b) hereof. The determination of whether a tax benefit has actually been realized or whether such tax benefit has previously been taken into account by such Indemnified Person, shall be determined in good faith by such Indemnified Person.

     (d) The indemnities and all exclusions to the tax indemnity and tax savings provisions contained in this Section 11 shall not be affected by any termination or expiration of this Lease.

     (e) Notwithstanding any provisions of this Section 11 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person against any claims, liabilities or taxes to the extent arising from the gross negligence or willful misconduct of such Indemnified Person.

     (f) Promptly after receipt by an Indemnified Person of notice of any claim, action, proceeding or suit against such Indemnified Person, the Lessor or such Indemnified Person will, if a claim for indemnification is to be made against the Lessee under this Section 11 with respect thereto, notify the Lessee in writing of such claim or the commencement of such action, proceeding or suit, but an omission so to notify will not relieve the Lessee from any liability which it may have to an Indemnified Person under this Section 11, except to the extent that any amount for which indemnity is required hereunder is a direct result of such failure to give notice. In case any such claim, action, proceeding or suit is brought against an Indemnified Person, and the Lessor or such Indemnified Person notifies the Lessee of the existence thereof, the Lessee will be entitled to participate in and, to the extent that it may wish, assume the defense thereof, with counsel selected by the Lessee and reasonably satisfactory to such Indemnified Person, it being understood that Bingham Dana LLP is reasonably acceptable for this purpose. The Indemnified Person will cooperate with the Lessee in such defense. After notice from the Lessee to an Indemnified Person of its election to assume the defense of any claim or action, the Lessee will not be liable to such Indemnified Person under this Section 11 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, unless incurred at the request or with the consent of the Lessee or unless the Lessee fails, in a timely manner, to engage such counsel reasonably satisfactory to such Indemnified Person; PROVIDED, that the Lessee shall not have the right to assume the defense thereof, to the extent that

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

such Indemnified Person shall deliver to the Lessee a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this
Section 11 in connection with such claim, action, proceeding or suit and any other claim, action, proceeding or suit whose outcome will be controlled thereby. Notwithstanding the foregoing, if (i) any criminal proceeding is brought against an Indemnified Person who is an individual, (ii) the action threatens to restrain or adversely affect the conduct of the business of an Indemnified Person, excluding the business of the Lessor's ownership of the Project, or (iii) independent counsel to an Indemnified Person shall conclude that there may be defenses available to such Indemnified Person which are different from, or additional to, and may conflict with those available to the Lessee, the Lessee shall not have the right to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action, and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action shall be borne by the Lessee; provided, that with respect to claims arising under clause (ii) or
(iii) of this sentence, the Lessee shall have the right, at the Lessee's cost and expense, to participate in the defense of any such action. Notwithstanding the assumption of its defense by the Lessee pursuant to this paragraph, any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but, except as set forth in the immediately preceding sentence, the fees and expenses of such counsel shall be borne by the Indemnified Person. In addition, the Lessee will not be liable in all events for any settlement of any claim, action, proceeding or suit unless the Lessee has consented thereto in writing (such consent not to be unreasonably withheld). Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by the Lessee (whether or not at the Lessee's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this Lease.

          SECTION 12.  LESSEE'S RIGHT TO TERMINATE.

     (a) So long as the Lessee can satisfy the Termination Covenants, the Lessee shall have the right, upon eighteen (18) months' irrevocable notice (the "TERMINATION NOTICE") to the Lessor (which notice shall indicate if the Lessee will cause the Guarantor to assume the outstanding indebtedness of the Lessor under its Financing Arrangements pursuant to the terms of paragraph (d) of this
Section 12 at the end of the Initial Term), to terminate the lease of the Project as a whole (i) on the last day of the last month of the Initial Term or the Extended Term or (ii) on any Basic Rent Payment Date during the Renewal Term, by arranging, at its own cost and expense, for the sale of the Project in an arm's-length transaction on the date of termination and the indefeasible receipt by the Lessor of cash in an amount equal to the sale price of the Project (the "CASH PROCEEDS"). In the event the Lessee is unable to satisfy the Termination Covenants, the Lessee shall not terminate this Lease pursuant to this paragraph (a) unless the Lessee has obtained the prior written consent of the Lessor and Assignee to such termination of this Lease and the sale of the Project. In addition, if an Event of Default or Termination Event has occurred and is continuing, and, prior to the termination of this Lease pursuant to this paragraph (a), the Lessor arranges for the sale of the Project to a third party purchaser, the Termination Notice shall be invalidated and the Lessee shall no longer have the right to cause the termination of the lease of the Project and sale of the Project to its designee in accordance with the terms of this paragraph (a). At the time the Project is sold pursuant to this Section 12, the Lessor shall deliver the documents described in paragraph (i) of Section 29 hereof. In addition, (i) the Lessee shall assign to the purchaser, at no cost, all right, title and interest of the Lessee in, to and under all Governmental Actions and Intellectual Property Rights needed for the

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

equipping, maintenance, operation or use of the Project and obtained and held by the Lessee at that time, (ii) the Lessee shall assign to the purchaser, at no cost, and the purchaser shall assume, all right, title and interest of the Lessee in, to and under the Project Contracts, and in the event any additional consent of any party to a Project Contract is required as a precondition thereunder to an assignment to any such non-foreclosure purchaser designated by the Lessee, to use its best efforts to obtain any such required consent to such proposed non-foreclosure assignment and assumption of the Project Contracts, and
(iii) the Lessee shall assign to the purchaser, at no cost, all right, title and interest of the Lessee in, to and under all service agreements in existence at that time in connection with the equipping, maintenance, operation or use of the Project. In the event the Lessee fails to obtain any consents required in clause
(ii) of the immediately preceding sentence, at the request of such purchaser, the Lessee shall agree to (1) at the expense of such purchaser, continue to perform under and maintain in full force and effect the Project Contracts and pay all sums received under the Project Contracts to such purchaser, (2) at the expense of such purchaser, and subject to the receipt of indemnification acceptable to the Lessee, take all actions requested by such purchaser with respect to such Project Contracts (including all actions with respect to the enforcement of the Lessee's rights and remedies under such Project Contracts), and (3) not amend, modify, supplement, waive a provision of, grant any consent under or terminate any such Project Contract without the prior written consent of such purchaser.

     (b) In the event the Lessee exercises its right to terminate the lease of the Project pursuant to this Section 12 on the last day of the last month of the Initial Term or in the event a termination of the lease of the Project occurs pursuant to paragraph (a) of Section 14 hereof and the date on which such termination occurs is on or before the last day of the last month of the Initial Term and the Lessee chooses to effect a sale pursuant to this Section 12:

          (i) if the Cash Proceeds are greater than the Adjusted Acquisition Cost plus the Modified Call Premium, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed the Adjusted Acquisition Cost plus the Modified Call Premium;

          (ii) if the Cash Proceeds are equal to or less than the Adjusted Acquisition Cost plus the Modified Call Premium, but greater than or equal to 27.06% of the Adjusted Acquisition Cost plus the Modified Call Premium, the Lessee shall pay to the Lessor an amount equal to (A) the Adjusted Acquisition Cost plus the Modified Call Premium less (B) the Cash Proceeds; and

          (iii) if the Cash Proceeds are less than 27.06% of the Adjusted Acquisition Cost plus the Modified Call Premium (or if there are no Cash Proceeds), the Lessee shall pay to the Lessor an amount equal to the sum of (A) 72.94% of the Adjusted Acquisition Cost and (B) the amount, if any, by which the residual value of the Project has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     (c) In the event the Lessee exercises its right to terminate the lease of the Project pursuant to this Section 12 on the last day of the last month of the Extended Term or on any Basic Rent Payment Date during any Renewal Term or in the event a termination of the lease of the Project occurs pursuant to paragraph
(a) of Section 14 hereof or the Lessee exercises its option under paragraph (e) of Section 13 to arrange for the Project to be sold and the date on which such termination occurs or such option is exercised is on or before the last day of the last month of the Extended Term or during any Renewal Term and the Lessee chooses to effect a sale pursuant to this Section 12:

          (i) if the Cash Proceeds are greater than the Adjusted Acquisition Cost, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed the Adjusted Acquisition Cost;

          (ii) if the Cash Proceeds are equal to or less than the Adjusted Acquisition Cost, but greater than or equal to the percentage of the Adjusted Acquisition Cost described in Exhibit H hereto and for the periods described therein, the Lessee shall pay to the Lessor an amount equal to (A) the Adjusted Acquisition Cost less (B) the Cash Proceeds; and

          (iii) if the Cash Proceeds are less than 33.13% of the Adjusted Acquisition Cost (or if there are no Cash Proceeds), the Lessee shall pay to the Lessor an amount equal to the sum of (A) 66.87% of the Adjusted Acquisition Cost and (B) the amount, if any, by which the residual value of the Project has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

     (d) All payments and credits referred to in paragraphs (b) and (c) above shall be made on the termination date of the lease of the Project pursuant to this Section 12, and the parties shall account to each other for such payments and credits, and the Lessee shall pay to the Lessor (i) all Basic Rent payable through the date of termination of this Lease, (ii) the Variable Component of Basic Rent accrued through the date of termination of this Lease, (iii) any Additional Rent owing, (iv) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (v) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such sale, and (vi) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of such purchase price and other payments hereunder), each as of the termination date; PROVIDED, HOWEVER, that with respect to the amounts described in clause (v) of this sentence, the Lessee shall not be obligated to pay any such amounts that, when combined with the amounts paid by the Lessee pursuant to paragraph (b) or (c) of this Section 12, as the case may be, exceed an amount equal to 72.94% of the Adjusted Acquisition Cost (in the case of a termination pursuant to such paragraph (b)) or 66.87% of the Adjusted Acquisition Cost (in the case of a termination pursuant to such paragraph (c)), plus the amount, if any, by which the residual value of the Project has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure). Upon indefeasible receipt by the Lessor of the Cash Proceeds and all other amounts then due and owing hereunder, including, without limitation, the amount of excess wear and tear determined pursuant to paragraph (b)(iii) or (c)(iii) of
Section 12, as the case may be, the Lessor shall transfer its interest in the Project to the purchaser at the sale designated by the Lessee. The "CASH PROCEEDS" referred to in paragraphs (b) and (c) of this Section 12 shall mean the cash proceeds of sale without reduction for any amounts paid by the Lessee. In the event of a sale pursuant to this Section 12, neither the Lessee nor any Affiliate of the Lessee shall purchase the Project; PROVIDED, HOWEVER, that if
(A) the Lessee exercises its right to terminate the lease of the Project pursuant to paragraph (b) of Section 12 hereof on the last day of the last month of the Initial Term, (B) such sale results in the applicability of paragraph
(b)(ii) or paragraph (b)(iii) of Section 12, and (C) the Lessee provided notice to the Lessor pursuant to paragraph (a) of this Section 12 that it will cause the Guarantor to assume the outstanding indebtedness of the Lessor under its Financing Arrangements, the Lessee shall be required, as an alternative to making the payment required under such paragraph (b)(ii) or paragraph (b)(iii), as the case may be, to cause the Guarantor to assume the Lessor's outstanding indebtedness under all Financing Arrangements pursuant to the terms and conditions of such Financing Arrangements, in a principal amount equal to the amount the Lessee would have been obligated to pay to the Lessor pursuant to such paragraph (b)(ii) or paragraph (b)(iii), as the case may be (the "ASSUMED INDEBTEDNESS AMOUNT"), on the terms and conditions required for such assumption of indebtedness under such Financing Arrangements. Upon such assumption of indebtedness, the Lessor and the Assignee shall execute and deliver documentation permitting the Guarantor to assume the Lessor's obligations under the Financing Arrangements, and to release the Lessor from all obligations in respect of the Financing Arrangements, this Lease, the Agreement for Lease, and all related documents, and the Lessor and Assignee shall take all such other actions (at the Lessee's cost and expense) as are reasonably necessary to permit such assumption by the Guarantor. In the event the Guarantor assumes the outstanding indebtedness of the Lessor under its Financing Arrangements pursuant to this paragraph (d), if the Cash Proceeds plus the Assumed Indebtedness Amount are greater than the Adjusted Acquisition Cost plus the Modified Call Premium, the Lessor shall pay to the Lessee the amount by which the Cash Proceeds plus the Assumed Indebtedness Amount exceed the Adjusted Acquisition Cost plus the Modified Call Premium.

     (e) In its notice given pursuant to paragraph (a) of this Section 12, the Lessee shall advise the Lessor if the sale provided for in such notice will result in the applicability of paragraph (b)(iii) or (c)(iii) of Section 12 hereof. If the Lessee advises the Lessor that any such paragraph will be applicable, the Lessor shall have the right to arrange for a sale of the Project to be made to a purchaser designated by the Lessor, if such purchaser will pay an amount greater than the amount offered by the Lessee's purchaser. Unless the Lessor shall arrange for such sale and shall give the Lessee notice thereof within thirty (30) days of the Lessor's receipt of the Lessee's notice, the Lessee may proceed with the sale to a purchaser designated by it. Within thirty
(30) days of the Lessee's receipt of the Lessor's notice provided for in the preceding sentence, the Lessee may arrange for such sale to be made to another purchaser designated by it, if such purchaser shall pay an amount sufficient to render paragraph (b)(iii) of Section 12 or paragraph (c)(iii) of Section 12 hereof inapplicable.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          SECTION 13.  LESSEE'S RIGHTS OF PURCHASE AND RENEWAL.

     (a) The Lessee (or the Guarantor as its designee) shall have the right, upon ninety (90) days' written notice to the Lessor, to purchase the Project as a whole on any Basic Rent Payment Date for an amount equal to its Adjusted Acquisition Cost; PROVIDED, HOWEVER, that, if an Event of Default or Termination Event has occurred and is continuing, and, prior to the purchase by the Lessee pursuant to this paragraph (a), the Lessor arranges for the sale of the Project to a third party purchaser, the Lessee shall no longer have the right to purchase the Project in accordance with the terms of this paragraph (a). If the Guarantor elects to purchase the Project pursuant to this Section 13, the Guarantor has the option to assume in whole (but not in part) the outstanding indebtedness of the Lessor under all Financing Arrangements pursuant to the terms and conditions of such Financing Arrangements, in which case the cash portion of the purchase price to be paid by the Guarantor shall be reduced by an amount equal to the principal outstanding under such Financing Arrangements so assumed by the Guarantor. Upon such assumption of indebtedness, the Lessor and Assignee shall execute and deliver documentation permitting the Guarantor to assume the Lessor's obligations under the Financing Arrangements, and to release the Lessor from all obligations in respect of the Financing Arrangement, this Lease, the Agreement for Lease, and all related documents, and the Lessor and Assignee shall take all such other actions (at the Lessee's cost and expense) as are reasonably necessary to permit such assumption by the Guarantor. In connection with, and as a condition to, any purchase under this Section 13, on the date upon which such purchase occurs, the Lessee shall pay to the Lessor (i) the purchase price, (ii) all Basic Rent payable through the date of purchase,
(iii) the Variable Component of Basic Rent accrued through the date of purchase,
(iv) any Additional Rent and Debt Yield-Maintenance Premium owing, (v) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (vi) all Unrecovered Liabilities and Judgments, (vii) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase, and (viii) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of such purchase price and other payments hereunder). At the time the Project is sold pursuant to this paragraph (a), the Lessor shall deliver the documents described in paragraph (i) of Section 29 hereof.

     (b) Upon the occurrence of an Event of Default and upon the written request of the Lessee, which shall be received no later than fifteen (15) Business Days subsequent to receipt of notice from the Lessor or Assignee pursuant to this Lease that an Event of Default has occurred, the Lessee shall have the right, not later than thirty (30) Business Days after the Lessor's receipt of such request, to purchase the Project as a whole at a price equal to its then Adjusted Acquisition Cost; PROVIDED that the purchase option contained in this paragraph shall only be available to the Lessee if (i) in the reasonable judgment of counsel to the Lessor and Assignee, the purchase price and all other amounts paid by the Lessee will not in the circumstances in which such payment is made constitute a preferential payment or a voidable transfer or otherwise be subject to recapture pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee and will not otherwise result in the payment being subject to recapture from the Lessor or (ii) the Guarantor has provided a guaranty of the payment of such purchase price and all other amounts required to be paid by the Lessee under this paragraph (b) in the event payment of such amounts is recovered as such a preferential payment or voidable transfer, which guaranty shall be in form and substance reasonably

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

satisfactory to the Lessor and Assignee. In connection with, and as a condition to, the purchase of the Project pursuant hereto, (1) the Lessee shall pay at the time of purchase, in addition to the purchase price, (A) all Basic Rent owing through the date of termination, (B) any Additional Rent and Debt Yield-Maintenance Premium owing, (C) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (D) all Unrecovered Liabilities and Judgments, (E) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes), sustained by the Lessor by reason of such purchase, and (F) all other amounts owing by the Lessee hereunder as of the date of termination, and (2) when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor, but free of any Lessor Lien. At the time the Project is sold pursuant to this paragraph (b), the Lessor shall deliver the documents described in paragraph (i) of Section 29 hereof.

     (c) Subject to the provisions of paragraph (a) of Section 14 of this Lease, so long as (i) no Event of Default, Event of Loss, Taking or Termination Event has occurred and is continuing and (ii) all amounts owing under any Financing Arrangements and all Equity Capital have been paid in full (after taking into account the application under the Financing Arrangements of all payments hereunder), the Lessee shall have the right, upon twelve (12) months' written notice to the Lessor (the "RENEWAL NOTICE"), to renew the lease of the Project for an additional term (the "RENEWAL TERM") to be determined by the Lessee, commencing on the first day of the calendar month following the last day of the Extended Term, on the same terms and conditions (including, without limitation, being subject to all rights and remedies of the Lessor and Assignee relating to Events of Default and Events of Loss) as existed during the Lease Term, at the fair market value rental.

     (d)  The fair market value rental of the Project for purposes of paragraph
(c) of this Section 13 shall be an amount agreed to by the Lessor and the Lessee or, if they are unable to agree, an amount determined pursuant to the Appraisal Procedure.

     (e) In the event the Lessee does not deliver the Renewal Notice in accordance with the provisions of paragraph (c) of this Section 13, the Lessee shall take either of the following two actions: (i) purchase, on the last day of the Extended Term the Lessor's interest in the Project for cash at its Adjusted Acquisition Cost, in accordance with the provisions of paragraph (a) of this
Section 13 (including the payment of all amounts described in such paragraph
(a)) or (ii) arrange for the Project to be sold in accordance with the provisions of Section 12 hereof and with the consequences therein provided (including, without limitation, indefeasible receipt by the Lessor of the Cash Proceeds and all other amounts described in such Section 12), except that such sale must occur on the last day of such Extended Term; PROVIDED, HOWEVER, that if the Project is not sold pursuant to Section 12 hereof on the last day of the Extended Term and the Lessee does not purchase the Project pursuant to clause
(i) above on the last day of the Extended Term, then a sale of the Lessee's interest in the Project to the Lessor pursuant to Section 12 shall be deemed to occur, the Cash Proceeds shall be deemed to be $1, and the provisions of Section 12 and the eighth paragraph of Section 19 hereof shall be applicable.

          SECTION 14.  LESSOR'S RIGHT TO TERMINATE.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     (a) The Lessor shall have the right, upon written notice to the Lessee, to terminate the lease of the Project as a whole, if any of the following events (each a "TERMINATION EVENT") shall occur during the term of this Lease: (A) solely as a result of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by any Governmental Authority to be a "public-utility company" as defined in the 1935 Act, or the Lessor, Merrill, Merrill Leasing, Assignee, any Affiliate of the foregoing or their respective officers, directors, members, trustees, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to regulation under the 1935 Act; (B) solely as a result of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by the Secretary of Energy (or any successor thereto) or the FERC to be, a public utility, an electric utility or a utility holding company subject to regulation under the Federal Power Act, as amended, or the Lessor, Merrill, Merrill Leasing, Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to regulation by the FERC; (C) solely as a result of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by any relevant Governmental Authority under the laws of any state or locality to be, subject to regulation as a public utility, an electric utility or a utility holding company or the Lessor, Merrill, Merrill Leasing, Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to regulation as a public utility, an electric utility or a utility holding company under any such laws; or (D) any law or regulation or interpretation of any law or regulation shall be adopted or enforced by any Governmental Authority (including, without limitation, the Secretary of Energy, the FERC, the public service commission of any state or any similar commission of any locality and the Securities and Exchange Commission), and as a result of such adoption or enforcement, approval of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts or the transactions contemplated thereby shall be required and shall not have been obtained within any grace period after such adoption or enforcement, or as a result of which adoption or enforcement this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contract or the transactions contemplated thereby, including any payments to be made by or to the Lessee or the ownership of the Project by the Lessor, shall be or become unlawful or unenforceable or the performance of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts or the transactions contemplated thereby shall be rendered impracticable in any material way. Promptly upon learning of any action or event, the effect of which results in any Termination Event, the Lessee shall notify the Lessor of such action or event.

     (b) Upon the occurrence of a Termination Event pursuant to paragraph (a) of this Section 14, the Lessee shall, at its option, either (A) arrange for the Project to be sold in accordance with the terms of Section 12 above and with the consequences therein provided (other than the payment of Debt Yield-Maintenance Premium or Modified Call Premium referred to in Section 12), except that if such sale does not occur within nine (9) months after the date stipulated in the written notice contemplated in paragraph (a) of this Section 14 and the Lessee

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

does not purchase the Project pursuant to clause (B) below on or before such date, then a sale of the Lessee's interest in the Project to the Lessor pursuant to Section 12 shall be deemed to occur, the Cash Proceeds shall be deemed to be $1, and the provisions of Section 12 and the eighth paragraph of Section 19 hereof shall be applicable, or (B) purchase, within nine (9) months after the date stipulated in the written notice contemplated by paragraph (a) of this
Section 14, the Project for cash at its Adjusted Acquisition Cost. In connection with, and as a condition to, any sale or purchase under this paragraph, on the date upon which such sale or purchase occurs, the Lessee shall pay to the Lessor, in addition to any amount payable in connection with a sale or purchase, all other amounts owing hereunder as of the date of such sale or purchase including, without limitation, (i) all Basic Rent payable and the Variable Component of Basic Rent accrued through the date of sale or purchase, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such sale or purchase, (v) all Unrecovered Liabilities and Judgments and (vi) all other amounts owing hereunder. At the time the Project is sold pursuant to this paragraph (b), the Lessor shall deliver the documents described in paragraph (i) of Section 29 hereof.

          SECTION 15.  LOSS OF OR DAMAGE TO THE PROJECT.

     (a) The Lessee hereby assumes all risk of loss of or damage to the Project, however caused. No loss of, or damage to, the Project shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect regardless of such loss or damage. The foregoing shall not be construed as requiring the Lessee to repair the Project when it is not otherwise required to do so under paragraphs (b) or (c) of this Section 15.

     (b) In the event of damage of any kind whatsoever to the Project (unless the same is reasonably determined by the Lessor and Assignee to be damaged beyond repair) the Lessee, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. The Lessee's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to the Project which has been so placed by the Lessee in good operating order, repair, condition and appearance is governed by paragraph (j) of Section 10 hereof.

     (c) If (A) an Event of Loss shall occur, or (B) a Taking as described in paragraph (a) of Section 16 shall occur, then in any such event, (i) the Lessee shall promptly notify the Lessor in writing of such event, (ii) within one hundred eighty (180) days of such event the Lessee shall pay to the Lessor an amount equal to the Adjusted Acquisition Cost and (iii) the Initial Term, Extended Term or Renewal Term shall continue until the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (c) including, without limitation, (1) all Basic Rent payable and the Variable Component of Basic Rent accrued through the date of purchase, (2) any Additional Rent owing,
(3) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (4) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such event and (5) all other amounts owing hereunder after taking into account the application under the Financing Arrangements of such payments hereunder, and shall thereupon terminate. Upon the indefeasible payment by the Lessee of all amounts referred

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

to in the immediately preceding sentence, (x) insurance and condemnation proceeds up to an amount equal to the Adjusted Acquisition Cost of the Project (net of all collection costs), shall be paid by the Lessor to the Lessee, (y) the Lessee shall be subrogated to the Lessor's rights resulting from the events described in clauses (A) and (B) above, and (z) the Lessor shall convey title to the Project to the Lessee pursuant to the documents described in paragraph (i) of Section 29 hereof.

          SECTION 16.  CONDEMNATION AND DEDICATION OF THE PROJECT; EASEMENTS.

     (a) If the use, occupancy or title to all or a substantial portion of the Project or all or a substantial portion of the Premises, is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain proceedings or other action by any Person or Governmental Authority having the power of eminent domain (such events collectively referred to as a "TAKING"), then the Lessee shall make the payment provided in, and the Initial Term, Extended Term or Renewal Term shall terminate as provided in, paragraph (c) of Section 15 hereof. The portion of the proceeds from any award or sale made in connection with such Taking attributable to the Lessor's interest in the Project shall be retained by the Lessor and, upon the indefeasible payment by the Lessee of all amounts referred to in respect of clause (B) of paragraph (c) of Section 15 hereof, such amount shall be paid to the Lessee. A Taking shall be deemed to affect a "substantial portion" of the Project or the Premises if after such Taking the remainder is not sufficient to permit operation of the Project on a commercially feasible basis after taking into account the rental and other monetary obligations of the Lessee hereunder and under the Project Contracts.

     (b) If less than a substantial portion of the Project is subject to a Taking, then this Lease shall continue in effect as to the portion of the Project not taken and any net proceeds, so long as (i) no Potential Default, Event of Default, Event of Loss or Termination Event has occurred and is continuing, and (ii) the Lessor and Assignee shall determine that restoration of the Project is consistent with prudent business practices and that sufficient funds are available to complete such restoration, shall be paid to the Lessee for the restoration of the Project in accordance with paragraph (j) of Section 10 hereof; PROVIDED that, if either of the conditions set forth in clauses (i) or (ii) above are not satisfied, then the net proceeds shall be paid to the Lessor and if and to the extent that such proceeds are not applied to (or paid to the Lessee in reimbursement for) the restoration of the Project, the Adjusted Acquisition Cost shall be reduced by the Lessor by the amount of such proceeds. Thereupon, Exhibit D shall be revised to reflect such reduction in Adjusted Acquisition Cost.

          SECTION 17.  SURRENDER OF THE PROJECT.

     (a) Subject to the provisions of Sections 12, 13, 14, 15 and 19 hereof, upon termination of the lease of the Project under this Lease, the Lessee shall surrender the Project to the Lessor. The Project shall be surrendered in the condition required by paragraph (b) of Section 9.

     (b) Upon the surrender of the Project, the Lessee shall deliver to the Lessor or its designee all logs, manuals, inspection data, books and records or copies thereof and other

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

information, which are necessary to operate the Project and which are in accordance with sound industry practice customarily retained (or that the Lessee actually did retain) or are required by law to be retained with respect to similar property and equipment, including, without limitation, all software and manuals applicable to the Project and all design plans, know-how, records and information used by the Lessee and the Operator during the prior 12 months of operation of the Project.

          SECTION 18.  EVENTS OF DEFAULT

     Any of the following events of default shall constitute an "EVENT OF DEFAULT" and shall give rise to the rights on the part of the Lessor described in Section 19 hereof:

     (a) Failure of the Lessee to pay amounts due to the Lessor at the time of any scheduled sale or deemed sale of the Project hereunder or under paragraph
(c) of Section 15 hereof, failure of the Lessee to pay Basic Rent, Debt Yield-Maintenance Premium or Modified Call Premium for more than five (5) days after such payment is due pursuant to Section 7 hereof or failure of the Lessee to pay any other amount payable by the Lessee hereunder for more than ten (10) days after such payment is due; or

     (b) Failure to maintain the insurance required by Section 10 hereof, or default in the performance of the covenants contained in paragraphs (ii)(a),
(ii)(b), (ii)(c), (ii)(e), (ii)(f), (ii)(g), or (ii)(j) of Section 2, paragraph
(g) of Section 8, paragraph (n) of Section 10, Section 25 or paragraph (j) of
Section 29; or

     (c) Default in the performance of any other obligation or covenant of the Lessee pursuant to this Lease or the Lessee's Consent and (other than a default arising from a failure to deliver notice of an Event of Default, Potential Default, Event of Loss, Taking or Termination Event under clause (iii) of paragraph (ii)(g) of Section 2 hereof, which shall not be subject to any grace period), the continuance of such default for thirty (30) days after the earlier of the date (i) the Lessee becomes aware of such default or (ii) written notice of such default shall have been given to the Lessee by the Lessor or Assignee specifying such default and requiring such default to be remedied; PROVIDED, that if such default is of a nature that it is not capable of being cured by the payment of money or cannot with due diligence be cured within such thirty (30) day period, and if the Lessee shall have diligently commenced curing such default and proceeds diligently and in good faith thereafter to complete curing such default, then the time within which such default may be cured shall be extended for such period (not to exceed ninety (90) days or the expiration date of the Lease Term) as is necessary to cure such default; or

     (d) The occurrence of any event or circumstance relating to Environmental Matters (not otherwise covered under any other provision of this Section 18) that results, directly or indirectly, in a Material Adverse Effect; or

     (e) (1) Any representation or warranty made by the Lessee in this Lease (other than the representations or warranties made in paragraphs (i)(d), (i)(j) and (i)(p) of Section 2 hereof) or in the Lessee's Consent or which is contained in any certificate, document or financial or other statement furnished under or in connection with this Lease proves to be false or misleading on or as of the date made or deemed made and results, directly or indirectly, in a Material

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Adverse Effect, or (2) any representation or warranty made by the Lessee in paragraphs (i)(d), (i)(j) and (i)(p) of Section 2 hereof proves to be false, misleading or inaccurate in any material respect on or as of the date made or deemed made; or

     (f)  (i)    The Pledge Agreement ceases to be in full force and effect prior to the termination thereof in accordance with its terms, (ii) the Lessee defaults in the performance of any obligation or covenant contained in the Pledge Agreement, any required notice of such default shall have been given, and any applicable grace period shall have expired, or (iii) the representation contained in the second sentence of paragraph (i)(r) of Section 2 shall at any time become untrue; or

     (g) The entry of a decree or order for relief in respect of the Lessee or the Guarantor by a court having jurisdiction in the premises or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or the Guarantor or of any substantial part of the Lessee's or the Guarantor's property, or ordering the winding up or liquidation of the Lessee's or the Guarantor's affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law and such decree or order remains unstayed and in effect for sixty (60) consecutive days; or the commencement against the Lessee or the Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of sixty (60) consecutive days; or

     (h) The Lessee's or the Guarantor's insolvency (however evidenced) or the Lessee's or the Guarantor's admission of insolvency or bankruptcy, or the commencement by the Lessee or the Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by the Lessee or the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or the Guarantor or of any substantial part of the Lessee's or the Guarantor's property, or the making by the Lessee or the Guarantor of an assignment for the benefit of creditors, or the failure of the Lessee or the Guarantor generally to pay their debts as such debts become due, or the taking of corporate action by the Lessee or the Guarantor in furtherance of any such action; or

     (i)  (i)    The Guaranty ceases to be in full force and effect prior to the termination thereof in accordance with its terms or the Guarantor asserts that the Guaranty is not in full force and effect, or (ii) an Event of Default (as defined in the Guaranty) shall occur under the Guaranty; or

     (j) Any representation or warranty made by the Guarantor in the Guaranty or in the Guarantor's Consent or any document contemplated hereby or thereby proves to be false or misleading on or as of the date made or deemed made and results, directly or indirectly, in a Material Adverse Effect; or

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     (k) The Guarantor shall fail to own (directly or indirectly) beneficially and of record a majority of the membership interests of the Lessee; or

     (l)  (i)    The CEI Note ceases to be in full force and effect prior to the termination thereof in accordance with its terms, or (ii) the Guarantor shall fail to perform or observe any agreement, obligation or covenant contained in the CEI Note, any required notice of such default shall have been given, and any grace period shall have expired; or

     (m) A default or event of default by the Guarantor or any of its Material Subsidiaries shall occur, the effect of which is that the holder or holders of any Indebtedness of the Guarantor or any such Material Subsidiary having a then outstanding principal balance in excess of $100,000,000, causes or declares such Indebtedness of the Guarantor or any such Material Subsidiary to become due prior to its stated maturity under the provisions of any agreement or agreements pursuant to which such Indebtedness was created; or

     (n) The Guarantor or any of its Material Subsidiaries shall default in any payment of principal of or interest on any Indebtedness of the Guarantor or any such Material Subsidiary having a then outstanding principal balance in excess of $100,000,000, beyond the period of grace, if any, under the provisions of any instrument or instruments or agreement or agreements pursuant to which such Indebtedness was created; or

     (o) Final judgment or judgments for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against the Guarantor or any of its Material Subsidiaries by any court of competent jurisdiction and the same shall remain undischarged for a period of thirty (30) days from the date such payment is due, during which execution of such judgment or judgments shall not be effectively stayed.

          SECTION 19.  RIGHTS UPON DEFAULT.

     Upon the occurrence and continuation of any Event of Default the Lessor may do any one or more of the following (subject to the provisions of paragraph (b) of Section 13 of this Lease):

          (i)    Terminate the lease of the Project hereunder;

          (ii) Whether or not the lease of the Project is terminated, take immediate possession of the Project and remove any equipment or property of the Lessor in the possession of the Lessee, wherever situated, and for such purpose, enter upon the Premises without liability to the Lessee for so doing;

          (iii)  Whether or not any action has been taken under clause (i) or
     (ii) above, sell the Project (with or without the concurrence or request of the Lessee);

          (iv) Hold, use, occupy, operate, repair, remove, lease or keep idle the Project as the Lessor in its sole discretion may determine, without any duty to mitigate damages with respect to any such action or inaction or with respect to any proceeds thereof; and

          (v) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

     Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by the Lessor from time to time at the Lessor's election, and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

     The receipt of any payments under this Lease by the Lessor with knowledge of any breach of this Lease by the Lessee or of any default by the Lessee in the performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

     No receipt of moneys by the Lessor from the Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Initial Term, the Extended Term or the Renewal Term, or affect any notice theretofore given to the Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of Basic Rent, any Debt Yield-Maintenance Premium, Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Lessor to recover possession of by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of any suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Project, the Lessor may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment. Acceptance of the keys to the Project, or any similar act, by the Lessor, or any agent or employee of the Lessor, during the term hereof, shall not be deemed to be an acceptance of a surrender of the Project unless the Lessor and Assignee shall consent thereto in writing.

     After any Event of Default, the Lessee shall be liable for, and the Lessor may recover from the Lessee, (i) all Basic Rent payable and the Variable Component of Basic Rent accrued through the date of termination of this Lease,
(ii) any Additional Rent and Debt Yield-Maintenance Premium owing, (iii) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes and all costs and expenses related to (1) the conduct of investigations, studies, sampling and/or testing of the Premises and (2) the taking of any action, including, without limitation, any remedial measures or removal with respect to the Premises, each as required by Assignee pursuant to the terms of a Financing Arrangement) sustained by the Lessor by reason of such Event of Default and the exercise of the Lessor's remedies with respect thereto, including without limitation, in the event of a sale by the Lessor of its interest in the Project pursuant to this
Section 19, all costs and expenses associated with such sale and (v) all other amounts owing hereunder. The amounts payable in clauses (i) through (v) above are hereinafter sometimes referred to as the "ACCRUED DEFAULT OBLIGATIONS".

     After an Event of Default, the Lessor may sell its interest in the Project upon any terms that the Lessor deems satisfactory, free of any rights of the Lessee or any Person claiming through or under the Lessee (including, without limitation, any rights hereunder or under the Agreement for Lease or the Project Contracts). In the event of any such sale, in addition to the Accrued Default Obligations, the Lessor shall be entitled to recover from the Lessee, as

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

liquidated damages and not as a penalty, and subject to the second succeeding sentence, an amount equal to the Adjusted Acquisition Cost. Proceeds of sale received by the Lessor in excess of the Adjusted Acquisition Cost shall be credited against the Accrued Default Obligations the Lessee is required to pay under this Section 19. If such proceeds plus the Adjusted Acquisition Cost, exceed the sum of (i) Accrued Default Obligations and (ii) the Adjusted Acquisition Cost and (iii) any Unrecovered Liabilities and Judgments, and if the Lessee has indefeasibly paid the Adjusted Acquisition Cost, the Accrued Default Obligations plus all Unrecovered Liabilities and Judgments and all other amounts required to be paid under this Section 19, such excess shall be paid by the Lessor to the Lessee; PROVIDED, HOWEVER, that the Lessee shall remain liable from such excess proceeds for any Unrecovered Liabilities and Judgments that arise after the payment of such excess proceeds to the extent such Unrecovered Liabilities and Judgments arise from or relate to acts or omissions occurring, or circumstances or conditions created or existing at any time as of or prior to the expiration or termination of this Lease. As an alternative to any such sale, or if the Lessee converts the Project after an Event of Default, or if the Project suffers an Event of Loss or Taking or is otherwise lost or destroyed at the time of the Event of Default, in addition to the Accrued Default Obligations, the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Adjusted Acquisition Cost plus an additional amount equal to two and one half percent (2 1/2%) of the Adjusted Acquisition Cost. If the Lessor subsequently sells its interest in the Project, the proceeds of any such sale (net of any unreimbursed costs or liabilities incurred by the Lessor or Assignee with respect to the Project or Project Contracts after the termination of the Lease, which are not included in the Accrued Default Obligations (after taking into account any revenues received from the operation of the Project)) shall be distributed as provided in the third and fourth sentences of this paragraph. In the event the Lessor receives indefeasible payment from the Lessee of the Adjusted Acquisition Cost of the Project plus an additional amount equal to two and one half percent (2 1/2%) of the Adjusted Acquisition Cost, and the Accrued Default Obligations, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Project to the Lessee.

     In the event of a sale pursuant to this Section 19, upon indefeasible receipt by the Lessor of all amounts payable hereunder, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Project to a purchaser other than the Lessee or to the Lessee, as the case may be.

     In the event the Lessor is not paid an amount equal to the Adjusted Acquisition Cost and an additional amount equal to two and one half percent
(2 1/2%) of the Adjusted Acquisition Cost, plus the Accrued Default Obligations, then, in addition to the Lessor's other rights in this Section 19, the Lessee shall upon the Lessor's request (i) assign to the Lessor (or to an assignee designated by the Lessor or Assignee), at no cost, all right, title and interest of the Lessee in, to and under all Governmental Actions and Intellectual Property Rights needed for the equipping, maintenance, operation or use of the Project and obtained and held by the Lessee at that time, (ii) assign to the Lessor (or to a foreclosure purchaser designated by the Lessor or the Assignee), at no cost, all right, title and interest of the Lessee in, to and under the Project Contracts, and in the event any additional consent of any party to a Project Contract is required as a precondition thereunder to an assignment to any other third party assignee designated by the Lessor or Assignee, use its best efforts to obtain any such required consent to such proposed non-foreclosure assignment and assumption of the Project Contracts; and (iii) assign to the

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Lessor, at no cost, all right, title and interest of the Lessee in, to and under all service agreements in existence at the time of such sale and transferable by the Lessee and any easements available to the Lessee and transferable by the Lessee in connection with the equipping, maintenance, operation or use of the Project. The Lessee acknowledges that it would be difficult to ascertain the value to the Lessor of the Lessee's agreement to assign, transfer or have reissued to the Lessor such Governmental Actions and Intellectual Property Rights, to assign such Project Contracts (and, if necessary, to obtain such consents to such assignment) and to assign to the Lessor such service agreements and easements or to adequately compensate the Lessor by an award of damages for the Lessee's failure to assign to the Lessor such Governmental Actions and Intellectual Property Rights, to assign such Project Contracts (and, if necessary, to obtain such consents to such assignment) and to assign to the Lessor such service agreements and easements, and that therefore the Lessor would not have an adequate remedy at law for breach by the Lessee of its agreement hereunder to the Lessor. Accordingly, the Lessee acknowledges that the Lessor shall be entitled to obtain specific performance of the Lessee's obligation to assign to the Lessor such Governmental Actions and Intellectual Property Rights, to obtain such consents to such assignment and to assign to the Lessor the service agreements and easements. In the event the Lessee fails to obtain any consents required in clause (ii) of the third preceding sentence, at the request of the Lessor or such purchaser, as the case may be, the Lessee shall agree to (A) at the expense of such purchaser or the Lessor, as the case may be, continue to perform under and maintain in full force and effect the Project Contracts and pay all sums received under the Project Contracts to such third party or the Lessor, as the case may be, (B) at the expense of such third party or the Lessor, as the case may be, and subject to the receipt of indemnification reasonably acceptable to the Lessee, take all actions requested by such third party or the Lessor, as the case may be, with respect to such Project Contracts (including all actions with respect to the enforcement of the Lessee's rights and remedies under such Project Contracts), and (C) not amend, modify, supplement, waive a provision of, grant any consent under or terminate any such Project Contract without the prior written consent of such third party or the Lessor, as the case may be.

     No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies.

     No waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     With respect to the termination of this Lease as a result of an Event of Default, the Lessee hereby waives service of any notice of intention to re-enter. The Lessee hereby waives any and all rights to recover or regain possession of the Project or to reinstate this Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

          SECTION 20.  SALE OR ASSIGNMENT BY LESSOR.

     (a) The Lessor shall have the right to obtain equity and debt financing for the acquisition and ownership of the Project by selling or assigning its right, title and interest in any

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

or all amounts due from the Lessee or any third party under this Lease and granting a security interest in this Lease and the Project to the Collateral Trustee or any successor to the Collateral Trustee under a Financing Arrangement, notice of the identity of which shall be given to the Lessee; PROVIDED that, any sale or assignment by the Lessor shall be made consistent with the terms of this Lease and shall be subject to the rights and interests of the Lessee under this Lease and the Agreement for Lease.

     (b) Any Assignee shall, after the occurrence and during the continuance of any Event of Loss, Event of Default or Termination Event hereunder, except as otherwise agreed by the Lessor and such Assignee, have all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that the Lessee may have against the Lessor. Upon written notice to the Lessee of any such assignment, the Lessee shall thereafter make payments of Basic Rent and the Variable Component of Basic Rent, any Debt Yield-Maintenance Premium, Additional Rent and other sums due hereunder to Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Lessor, unless and until Assignee has taken possession of the Premises or the Project or otherwise foreclosed upon the Lessor's interest therein or accepted a conveyance in lieu of foreclosure of the Premises or the Project pursuant to a Financing Arrangement.

          SECTION 21.  INCOME TAXES.

     The Lessor agrees that it will not file any Federal, state or local income tax returns or state or local sales tax returns during the Lease Term or any Renewal Term with respect to the Project that are inconsistent with the treatment of the Lessee as owner of the Project for Federal, state and local income tax purposes and state and local sales tax purposes.

          SECTION 22.  NOTICES AND REQUESTS.

     All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed through the United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; PROVIDED that, in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this Section 22. All notices shall be effective upon receipt by the addressee; PROVIDED, HOWEVER, that, if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; PROVIDED, HOWEVER, that any party shall have the right to

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

            If to the Lessor:

            Hawkeye Funding, Limited Partnership
            c/o ML Leasing Equipment Corp.
            Strategic Asset Lease and Finance Group
            Four World Financial Center
            New York, New York 10080

            Attention:   Jean M. Tomaselli
            Telephone:   (212) 449-7925
            Telecopy:    (212) 449-2854

With a copy of all notices under this Section 22 to be simultaneously given, delivered or served to Joseph Valenti at the following address:

            ML Leasing Equipment Corp.
            Controller's Office
            Two World Financial Center
            14th Floor
            New York, New York 10281

            If to the Lessee:

            Newington Energy, L.L.C.
            c/o Consolidated Edison Development, Inc.
            111 Broadway
            16th Floor
            New York, New York 10006

            Attention: President
            Telephone: (212) 393-9242
            Telecopy: (212) 393-9282

With a copy of all notices under this Section 22 to Assignee at such address as Assignee may specify by written notice to the Lessor and the Lessee.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          SECTION 23.  COVENANT OF QUIET ENJOYMENT.

          During the Lease Term or any Renewal Term hereunder and so long as no Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing, the Lessor recognizes the Lessee's right to quiet enjoyment of the Project on the terms and conditions provided in this Lease without any interference from the Lessor or anyone claiming through or under the Lessor.

          SECTION 24.  RIGHT TO PERFORM FOR LESSEE.

          (a) If the Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease, and any period to cure such failure has expired without the Lessee curing such failure, the Lessor may, upon notice to the Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Lessor incurred in connection with such performance or compliance shall be payable by the Lessee, not later than ten
(10) days after written notice by the Lessor.

          (b) Without in any way limiting the obligations of the Lessee hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney at the time at which the Lessee is obligated to deliver possession of the Project to the Lessor, to demand and take possession of the Project in the name and on behalf of the Lessee from whomsoever shall be at the time in possession thereof.

          SECTION 25.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

          The Lessee may consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person; PROVIDED that, following such consolidation, merger or sale of assets, (a) the Guarantor shall own (directly or indirectly) beneficially and of record a majority of the membership interests of the Lessee, and (b) no Event of Default, Event of Loss, Taking or Termination Event shall exist under this Lease. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessee and its respective successors and assigns.

          SECTION 26.  EXPENSES.

          The Lessee shall pay all of the out-of-pocket costs and expenses incurred by the Lessor and any Assignee in connection with this Lease, including, without limitation, the reasonable fees and disbursements of counsel to the Lessor and counsel to such Assignee. Notwithstanding anything contained herein to the contrary, this Section 26 is not intended to increase the Lessee's obligation to pay any tax under this Lease beyond those taxes for which the Lessee is obligated to indemnify the Lessor or any other Indemnified Person under the provisions of paragraph (b) of Section 11 hereof.

          SECTION 27.  PERMITTED CONTESTS.

          (a) The Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

cause the Project to comply with any Legal Requirements applicable thereto or the occupancy, use or operation thereof, so long as no Potential Default and no Event of Default, Event of Loss, Taking or Termination Event exists under this Lease, and, in the reasonable judgment of the Lessee's counsel, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor Assignee (i) shall not involve any danger that the Project or any portion thereof or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith,
(ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or Assignee, (iii) will not subject either the Lessor or any Assignee to any danger of civil liability for which the Lessor or such Assignee is not adequately indemnified or subject the Lessor or any Assignee to any danger of criminal liability, (iv) if involving taxes, shall suspend the collection of taxes (unless the Lessee has provided a bond for the full amount in dispute), and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Project is subject and shall not constitute a default thereunder (the "PERMITTED CONTEST"). The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest (or, if earlier, upon any of the above criteria no longer being satisfied) pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this Section 27.

          (b) In the event the Lessor or Assignee deems, in its reasonable discretion, that its interests under this Lease or in the Project are not adequately protected in connection with a Permitted Contest brought by the Lessee as permitted under this Section 27, the Lessee shall give such reasonable security as may be demanded by the Lessor or Assignee to ensure payment of such tax, assessment, levy, fee, rent, charge or Lien and compliance with Legal Requirements and to prevent any sale or forfeiture of the Project or any portion thereof, any Basic Rent or any Additional Rent by reason of such nonpayment or noncompliance. The Lessee hereby agrees that the Lessor may assign such security provided by the Lessee to Assignee.

          (c) At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor in writing thereof if the amount in contest exceeds $100,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee in writing of such proposed levy or proceeding.

          SECTION 28.  INTENTIONALLY OMITTED.

          SECTION 29.  MISCELLANEOUS.

          (a) All agreements, indemnities, representations and warranties, and the obligation to pay Basic Rent and the Variable Component of Basic Rent, any Debt Yield-Maintenance Premium, Additional Rent and other amounts contained in this Lease shall survive until the expiration or other termination of this Lease, provided that (i) any obligations under this

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

Lease accrued at the time of or related to periods prior to such expiration or other termination (including, without limitation, any obligation to pay Unrecovered Liabilities and Judgments) shall survive such expiration or other termination, and (ii) any obligation under this Lease which is expressly provided to be performed after or to survive the expiration or termination of this Lease shall survive the expiration or other termination hereof.

          (b) This Lease and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease or the Project, except as provided herein or therein.

          (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

          (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE LESSEE AND THE LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE LESSEE HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS LEASE OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE LESSOR OR ANY ASSIGNEE FROM OBTAINING JURISDICTION OVER THE LESSEE IN ANY COURT OTHERWISE HAVING JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE LESSEE AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR AND THE LESSEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSOR AND THE LESSEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 29 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

          (e) In connection with any sale of the Project pursuant to Section 12, 13, 14, 15 or 19 of this Lease, when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor, but free of any Lessor Lien.

          (f) In connection with the sale or purchase of the Project pursuant to Section 12, 13, 14, 15 or 19 of this Lease, the Lessee or the Guarantor shall pay or the Lessee shall cause the purchaser of the Project to pay, in addition to the purchase price, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of the Project to the Lessee, the Guarantor or any purchaser. Notwithstanding anything contained herein to the contrary, this paragraph (f) is not intended to increase the Lessee's obligation to pay any tax under this Lease beyond those taxes for which the Lessee is obligated to indemnify the Lessor or any other Indemnified Person under the provisions of paragraph (b) of Section 11 hereof.

          (g) At all times during the term of this Lease, the Lessor's capitalization shall be such that at least three percent (3%) of its capitalization in accordance with GAAP (including interest required to be capitalized in accordance with GAAP on the principal outstanding on any Financing Arrangement) consists of cash contributions from the Lessor's general partner and limited partners.

          (h) Each time that the Adjusted Acquisition Cost is increased or decreased pursuant to the terms of this Lease (other than a decrease in connection with the amortization of the Acquisition Cost of the Project as contemplated by this Lease), the Lessee and the Lessor shall promptly revise Exhibit D hereto to reflect such increase or decrease.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          (i) In connection with the purchase of the Project by the Lessee, the Guarantor or any third party pursuant to the provisions of this Lease, the Lessor shall deliver to the Lessee, the Guarantor or such third party, as the case may be, a bill of sale and deed conveying to the Lessee, the Guarantor or such third party, as the case may be, and the Lessee, the Guarantor or such third party, as the case may be, shall accept a conveyance of, the Lessor's interest in the Premises and the Project, and, if applicable, any Project Contract, such conveyance to be without warranty by, or recourse to, the Lessor, but free of any Lessor Lien (PROVIDED that the purchase price paid by the Lessee to the Lessor, exclusive of the other amounts payable hereunder in connection with such purchase, shall equal the Adjusted Acquisition Cost).

          (j) In the event of any Event of Default, the Lessee shall, to the extent required by the Lessor or Assignee, exercise all commercially reasonable efforts (i) to provide the Lessor (or a designated assignee of the Lessor or Assignee) with all easements, manuals and other matters and services to be provided by the Operator under the Project Contracts necessary to enable the Project to operate on commercially reasonable terms, (ii) to provide the Lessor (or a designated assignee of the Lessor or Assignee) with any Project Contracts and Intellectual Property Rights not assigned to the Lessor (or a designated assignee of the Lessor or Assignee) pursuant to the applicable terms hereof that are necessary to enable the Project to operate on commercially reasonable terms,
(iii) to provide the Lessor (or a designated assignee of the Lessor or Assignee) with any permits, licenses or other Governmental Actions (to the extent not already provided to such party by the Lessee or Guarantor) that are necessary to enable the Project to operate on commercially reasonable terms in connection with its operation as an EWG or a "qualifying cogeneration facility" under PURPA and its delivery of electricity, including, without limitation, all permits, licenses or other Governmental Actions required to enable such party (PROVIDED that such party is not a "public-utility company", as such term is defined in
Section 2(a)(5) of the 1935 Act, or otherwise subject to regulation as a public utility by any relevant governmental body or similar entity under the laws of any state or locality) to operate the Project on commercially reasonable terms as an EWG or a "qualifying cogeneration facility" under PURPA in connection with the sale of electricity to third parties, and (iv) to negotiate in good faith with the Lessor (or a designated assignee of the Lessor or Assignee), or exercise all commercially reasonable efforts to locate a third party reasonably acceptable to the Lessor and Assignee who is capable of operating the Project for the Lessor (or a designated assignee of the Lessor or Assignee), to operate the Project for the Lessor (or such designated assignee of the Lessor or Assignee), for fair market value compensation for such services. The Lessee's obligations contained in this paragraph (j) shall survive the expiration or other termination of this Lease until the Lessor receives payment of (1) all amounts payable pursuant to this Lease and the Agreement for Lease, (2) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor, (3) all amounts owing under the Financing Arrangements and (4) any unreimbursed costs incurred by the Lessor or Assignee with respect to the Project or the Project Contracts after the term of this Lease, net of any revenues received from the operation of the Project.

          SECTION 30.  NO RECOURSE.

          The Lessor's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this Lease, any Project Contract or any other agreement contemplated hereby, or for any claim based thereon or otherwise in respect thereof,

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

shall be had against any limited partner of the Lessor or any incorporator, shareholder, officer, director or Affiliate, as such, past, present or future of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of the Lessor, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Lessor or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate. Nothing contained in this Section 30 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease, the Project Contracts and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Lessor or the assets of the limited partnership or the corporate general partner of the Lessor.

          SECTION 31.  NO MERGER OF ESTATES.

          There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Project by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Project or any interest in such fee estate.

          SECTION 32.  INDUSTRIAL CORRIDOR ROAD.

          (e) The Lessor and the Lessee acknowledge that a portion of the Premises is expected to be released (the "RELEASE PARCEL") in connection with constructing a segment of the Industrial Corridor Road and that the Town of Newington, New Hampshire and the Lessee have not reached a definitive agreement as to the exact location, length or construction requirements of the Industrial Corridor Road. Notwithstanding anything to the contrary contained herein, it is the intention of the Lessor and the Lessee, and the Lessor and the Lessee hereby agree, that the provisions hereof regarding construction, completion and operation of the Project shall not apply to the construction, completion and operation of any portion of the Industrial Corridor Road; PROVIDED, HOWEVER, that notwithstanding subsection 8.25 of the Agreement for Lease (A) upon Substantial Completion (as defined in the Agreement for Lease), the Lessee shall be in compliance with all terms, conditions and requirements of the Town of Newington, New Hampshire and all other Governmental Authorities with respect to the construction, completion and operation of the Industrial Corridor Road, except where the failure to comply will not result, directly or indirectly, in a Material Adverse Effect; and (B) no act or omission by the Lessee in connection with the Release Parcel prior to the time of its release from the Premises shall result in any Lien on the Premises (other than Permitted Liens).

          (b) The Lessor and the Lessee further acknowledge and agree that any remedial actions taken by the Lessor, its successors or assigns, may be subject to the Lessee's obligations to, and the rights of, the Town of Newington, New Hampshire and other Governmental Authorities in connection with the Industrial Corridor Road. The Lessee agrees to construct, maintain and repair the Industrial Corridor Road in compliance with the Lessee's obligations to the Town of Newington, New Hampshire and any other applicable Governmental Authority relating thereto, except where the failure to comply will not result, directly or indirectly, in a Material Adverse Effect.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered as of the day and year first above written.

                                   HAWKEYE FUNDING, LIMITED PARTNERSHIP

                                   By Hawkeye Funding, Inc.,
                                      its General Partner

                                   By:
                                       --------------------------------
                                        Name:
                                        Title:

                                   NEWINGTON ENERGY, L.L.C.

                                   By CED/SCS Newington, LLC,
                                      its sole member

                                   By:
                                       --------------------------------
                                        Name:
                                        Title:

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

                                    EXHIBIT A

                   LEGAL DESCRIPTION OF PREMISES AND EASEMENTS

                                    EXHIBIT B

                            LIST OF PROJECT CONTRACTS

(a) The Operation and Maintenance Agreement, dated as of December 20, 1999, between Newington Energy, L.L.C. and General Electric International, Inc.

(b) The Guaranty, dated as of November 15, 2000, from General Electric Company to Newington Energy, L.L.C, guaranteeing the obligations of General Electric International, Inc. under the O&M Agreement.

(c) The Engineer, Procure and Construct Contract, dated as of May 24, 2000, between Duke/Fluor Daniel and Hawkeye Funding, Limited Partnership.

(d) The Guaranty, dated as of May 24, 2000, by Fluor Corporation to Hawkeye Funding, Limited Partnership, guaranteeing the obligations of Duke/Fluor Daniel under the EPC Contract.

(e) The Guaranty, dated as of May 24, 2000, by Duke Capital Corporation to Hawkeye Funding, Limited Partnership, guaranteeing the obligations of Duke/Fluor Daniel under the EPC Contract.

                                    EXHIBIT C

                         LIST OF PROJECT AUTHORIZATIONS

       PERMIT GROUPING                      PERMIT/APPROVAL                           PARTICIPATING REGULATORY AGENCY(IES)
FEDERAL/NH STATE          Air Operating Permit                                           NHDES-Air Resources Division
                                                                                         US EPA Region I

                          National Pollutant Discharge Elimination System (NPDES)        NHDES-Water Division
                                                                                         US EPA Region I

                          Wetlands Permit                                                NHDES-Wetlands
                                                                                         Town of Newington
                                                                                             Conservation Commission
                                                                                         US Army Corps of Engineers

                          Section 401 Water Quality Certification                        NHDES - Water Division
                                                                                         US EPA Region I
                                                                                         US Army Corps of Engineers

                          Stack Height Approval                                          Federal Aviation Administration

                          Fuel Use Act                                                   US Department of Energy

NH STATE                  Certificate of Site and Facility                               Energy Facility Site Evaluation Cmte

                          Significant Alteration of Terrain                              NHDES-Water Division

                          Rivers Management/Shoreline Protection                         NHDES-Water Division

                          Coastal Zone Management (CZM) Program                          Office of State Planning

                          Historic Resources Review                                      State Historical Preservation Ofc.

                          Natural Heritage Inventory Program                             Dept of Resources & Economic Devel.

                          Hazardous Waste Generator Registration                         NHDES-Waste Management Div.

                          Above-Ground Storage Tank Application                          NHDES-Waste Management Div.

                          Public Utility Crossing Another Utility                        Public Utilities Commission

                          Public Utility in or Across Railroad Right-of-Way              Public Utilities Commission

MUNICIPAL/LOCAL           Municipal Water Supply                                         City of Portsmouth

                          Wastewater Connection/Discharge Permit                         City of Portsmouth

CONSTRUCTION-             Building Permits                                             Local Governmental Authority
   RELATED PROJECT        Mechanical Permits                                           Local Governmental Authority
   AUTHORIZATIONS         Electrical Permits                                           Local Governmental Authority
                          Plumbing Permits                                             Local Governmental Authority
                          Construction Release / Inspection                            Local Governmental Authority
                          Fire Protection Permit                                       Local Governmental Authority

                          Engineering Licenses                                         State of New Hampshire

                                    EXHIBIT D

                           SEMI-ANNUAL RENT COMPONENT

                                    EXHIBIT E

                                PLEDGE AGREEMENT

                                    EXHIBIT F

                                    EASEMENTS

1.   EASEMENTS FOR TRANSMISSION LINE ROUTE OPTION 2:

     1.1 CE Nuclear Power, LLC. Executed Option Agreement to acquire Transmission Line Easement Route Option 2 on CE Nuclear Power, LLC property in place.

     1.2 A.A.& M., Inc. Executed Option Agreement to acquire Transmission Line Easement Route Option 2 on A.A.& M., Inc. property in place. Notice of exercise given and acknowledged. Closing set for January 15, 2001.

     1.3 TyCom Integrated Cable Systems, Inc. Executed Option Agreement to acquire Transmission Line Easement Route Option 2 and Back-up Underground Transmission Line Easement on TyCom Integrated Cable Systems, Inc. property in place.

     1.4    Boston & Maine Railroad. Executed License Agreement in place.

     1.5 Public Service Company of New Hampshire, Inc. Agreement to acquire Transmission Line Easement Route Option 2 on Newington Station property of Public Service Company of New Hampshire, Inc. not yet finalized.

     1.6 Town of Newington Sewer Commission. Executed easement and consent for placement of Transmission Line Easement Route Option 2 on property of TyCom Integrated Cable Systems, Inc. and property of Town of Newington in place.

2.   WATER INTAKE AND DISCHARGE:

     2.1 Sea 3, Inc. Executed Waterline and Pumping Station Easement in place.

     2.2    Sprague Energy Corp. Waterline Easement not yet finalized.

3.   ICR ROAD:

     3.1 CE Nuclear Power, LLC. Executed Option Agreement to acquire land for ICR Road on CE Nuclear Power, LLC property, in place.

     3.2 A.A.& M., Inc. Executed Option Agreement to acquire land for ICR Road on A.A.& M., Inc. property in place. Notice of exercise given and acknowledged. Closing set for January 15, 2001.

     3.3 TyCom Integrated Cable Systems, Inc. Executed Option Agreement to acquire land for ICR Road on TyCom Integrated Cable Systems, Inc. property, in place.

     3.4 Public Service Company of New Hampshire, Inc. Executed Access Agreement in place for entry on land of Public Service Company of New Hampshire, Inc. to construct ICR Road. Agreement to convey title not yet finalized.

4.   MISCELLANEOUS PROPERTY MATTERS:

     4.1 Northeast Medical Properties, Inc. Executed Construction Parking Lease with Northeast Medical Properties, Inc., in place.

     4.2 Sprague Energy Corp. Construction Parking and Laydown Agreement not yet finalized.

                                    EXHIBIT G

                                    CEI NOTE

                                  SCHEDULE 2(f)

                       SEC PUBLIC FILINGS OF THE GUARANTOR